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Exhibit 22.1

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

Date:	Thursday, May 10, 2007
Time:	10:00 a.m. (Toronto time)
Place:	Roy Thomson Hall 60 Simcoe Street Toronto, Ontario Canada

The Meeting is being held to:

  1.
  receive Magna's Consolidated Financial Statements and the independent Auditor's Report thereon for the fiscal year ended December 31, 2006;

  2.
  elect directors;

  3.
  re-appoint Ernst & Young LLP as Magna's independent Auditor, based on the recommendation of the Audit Committee of the Board of Directors, and authorize the Audit Committee to fix the independent Auditor's remuneration;

  4.
  consider and, if thought advisable, pass an ordinary resolution authorizing the amendment of Magna's Amended and Restated Incentive Stock Option Plan; and

  5.
  transact any other business or matters that may properly come before the Meeting.

As a holder of record of Magna Class A Subordinate Voting Shares or Class B Shares at the close of business on March 21, 2007, you are entitled to receive notice of and vote at the Meeting.

If you are unable to attend the Meeting and want to ensure that your shares are voted, please complete, sign, date and return your proxy so that it reaches Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1, Attention: Proxy Department, no later than 10:00 a.m. (Toronto time) on May 8, 2007, or, if the Meeting is adjourned or postponed, not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting. For further information, please refer to the section of the accompanying Management Information Circular/Proxy Statement titled "How to Vote Your Shares."

A simultaneous webcast of the Meeting will also be available through Magna's website at www.magna.com.

Accompanying this Notice of Annual and Special Meeting is Magna's Management Information Circular/Proxy Statement, which contains more information on the matters to be addressed at the Meeting, including details on how to vote your shares.

By order of the Board of Directors.

J. BRIAN COLBURN Secretary
March 29, 2007 Aurora, Ontario

MAGNA INTERNATIONAL INC.

2007
NOTICE OF ANNUAL AND SPECIAL MEETING
AND
MANAGEMENT INFORMATION CIRCULAR/
PROXY STATEMENT

Thursday, May 10, 2007
at 10:00 a.m.

Roy Thomson Hall
60 Simcoe Street
Toronto, Ontario, Canada

        In this document, referred to as the "Circular", the terms "you" and "your" refer to the shareholder, while "Magna" refers to Magna International Inc. and, where applicable, its subsidiaries. The information in this Circular is current as of March 23, 2007 and all amounts referred to in this Circular are presented in United States dollars, in each case, unless otherwise stated. In this Circular, a reference to "fiscal year" is a reference to the fiscal or financial year from January 1 to December 31 of the year stated.

MANAGEMENT INFORMATION CIRCULAR/PROXY STATEMENT

         This Circular is being provided to you in connection with the Annual and Special Meeting of Magna's shareholders (the "Annual Meeting"), which is being held on Thursday, May 10, 2007 commencing at 10:00 a.m. (Toronto time) at Roy Thomson Hall, 60 Simcoe Street, Toronto, Ontario, Canada.

SHARES, VOTES AND PRINCIPAL SHAREHOLDERS

Record Date

        March 21, 2007 is the record date for the Annual Meeting (the "Record Date").

        Only shareholders of record as of the close of business on the Record Date are entitled to receive notice of and to attend and vote at the Annual Meeting. Under applicable law, a transferee of Class A Subordinate Voting Shares or Class B Shares acquired after the Record Date is entitled to vote the shares at the Annual Meeting if the transferee produces a properly endorsed share certificate or otherwise establishes registered ownership and has demanded in writing not later than ten (10) days before the day of the Annual Meeting that the name of the transferee be included on the list of shareholders at the Annual Meeting.

Issued and Outstanding Shares

        As of the Record Date, the only Magna shares which were issued and outstanding were 108,861,469 Class A Subordinate Voting Shares and 1,092,933 Class B Shares.

Votes

        Each Magna Class A Subordinate Voting Share is entitled to one (1) vote per share and each Magna Class B Share is entitled to 500 votes per share. As a result, the votes represented by the outstanding Magna Class A Subordinate Voting Shares are approximately 16.6% of the total votes represented by all of Magna's outstanding shares.

Principal Shareholders

        To Magna's knowledge, the only shareholders who beneficially own, directly or indirectly, or exercise control or direction over 10% or more of the Magna Class A Subordinate Voting Shares or Magna Class B Shares outstanding as at the Record Date are:

Shareholder	Class of Shares	Number of Shares		Percentage of Class

Stronach Trust	Class B	726,829	(1)	66.5%

Magna Deferred Profit Sharing Plan (Canada)	Class B	111,595	(2)	10.2%

Notes:

(1)
These Class B Shares are held by 445327 Ontario Limited, all of the shares of which are directly owned by the Stronach Trust, an associate of Mr. Frank Stronach. Mr. Stronach, Magna's Chairman, and three other members of his family are the trustees of the Stronach Trust. Mr. Stronach is also a member of the class of potential beneficiaries of the Stronach Trust. Ms. Belinda Stronach, one of the other trustees of the Stronach Trust, has been appointed as the authorized representative to exclusively represent 445327 Ontario Limited and vote the Class B Shares on its behalf.

(2)
The trustee of the Magna Deferred Profit Sharing Plan (Canada) (the "Canadian Plan") is Sun Life Financial Trust Inc., which has the power to vote the shares in such Plan; however, Mr. Stronach (in his capacity as Chairman of Magna) retains the right to direct the trustee regarding voting and disposing of the shares in such Plan. Accordingly, the Canadian Plan is an associate of Mr. Stronach. Mr. Stronach is not a beneficiary under the Canadian Plan.

        Certain other associates of Mr. Stronach own beneficially, or exercise control or direction over, additional Magna Class A Subordinate Voting Shares and Class B Shares, which together with those in the table above, represent 71.8% of the votes attaching to Magna's Class A Subordinate Voting Shares and Class B Shares combined. For further details on these shareholders and the manner in which these shares are held, please refer to Note (5) to the Directors' table in the section below titled "Business of the Annual Meeting — Board of Directors — Proposed Nominees".

        Magna intends to direct the Canadian Plan to vote its Class B Shares, and has been advised that the Stronach Trust (through 445327 Ontario Limited) intends to vote its Class B Shares:

  •
  FOR    the election to the Magna Board of Directors of the director nominees named in this Circular;

  •
  FOR    the re-appointment of Ernst & Young LLP as Magna's independent Auditor and the authorization of the Audit Committee to fix the independent Auditor's remuneration; and

  •
  FOR    the approval of the ordinary resolution authorizing the amendment of Magna's Amended and Restated Incentive Stock Option Plan.

HOW TO VOTE YOUR SHARES

        Your vote is important. Please read the information below, then vote your shares, either by proxy or in person at the Annual Meeting.

        How you vote your shares depends on whether you are a registered shareholder or a non-registered shareholder. In either case, there are two ways you can vote at the Annual Meeting — by appointing a proxyholder or by attending in person, although the specifics may differ slightly.

        Registered Shareholder:    You are a registered shareholder if you hold one or more share certificates which indicate your name and the number of Magna Class A Subordinate Voting Shares or Class B Shares which you own. As a registered shareholder, you will receive a form of proxy from Computershare Trust Company of Canada ("Computershare") representing the shares you hold. If you are a registered shareholder, please refer to "How to Vote — Registered Shareholders" below.

        Non-Registered Shareholder:    You are a non-registered shareholder if a bank, trust company, securities broker or other financial institution holds your shares for you, or for someone else on your behalf. As a non-registered shareholder, you will most likely receive a Voting Instruction Form from either Computershare or ADP Investor Communications ("ADP"), although in some cases you may receive a form of proxy from the bank, trust company, securities broker or other financial institution holding your shares. If you are a non-registered shareholder, please refer to "How to Vote — Non-Registered Shareholders" below.

        Management is soliciting your proxy in connection with the matters to be addressed at the Annual Meeting. Magna will bear all costs incurred in connection with its solicitation of proxies, including the cost of preparing and mailing this Circular and accompanying materials. Proxies will be solicited primarily by mail, although Magna's officers and employees may (for no additional compensation) also directly solicit proxies by phone, fax or other electronic methods. Magna has asked banks, trust companies, securities brokers and other institutions holding shares for others to forward proxy solicitation material to the persons on whose behalf they hold Magna shares and to obtain authorizations for the execution of proxies; these institutions will be reimbursed for their reasonable expenses in doing so.

How to Vote — Registered Shareholders

        If you are a registered shareholder, you may either vote by proxy or in person at the Annual Meeting.

Appointment of Proxyholder

        If you choose to vote by proxy, you are giving the person (referred to as a "proxyholder") or people named on your form of proxy the authority to vote your shares on your behalf at the Annual Meeting (including any adjournments or postponements). You may indicate on the form of the proxy how you want your proxyholder to vote your shares, or you can let your proxyholder make that decision for you. If you do not specify on the form of proxy how you want your shares to be voted, your proxyholder will have the discretion to vote your shares as such proxyholder sees fit.

        If you have not appointed a proxyholder in place of Magna's officers whose names are pre-printed on the form of proxy and have not specified how you want your shares to be voted, your shares will be voted:

  •
  FOR    the election to the Magna Board of Directors of the director nominees named in this Circular;

  •
  FOR    the re-appointment of Ernst & Young LLP as Magna's independent Auditor and the authorization of the Audit Committee to fix the independent Auditor's remuneration; and

  •
  FOR    the approval of the ordinary resolution authorizing the amendment of Magna's Amended and Restated Incentive Stock Option Plan.

        The form of proxy accompanying this Circular gives the proxyholder discretion with respect to any amendments or changes to matters described in the Notice of Annual and Special Meeting and with respect to any other matters which may properly come before the Annual Meeting (including any adjournments or postponements). As of the date of this Circular, Magna is not aware of any amendments, changes or other matters to be addressed at the Annual Meeting.

Submitting Votes by Proxy

        There are four different ways you can submit your vote by proxy — by phone, internet, mail or fax, in accordance with the instructions on the form of proxy.

        If you are voting by phone or internet, you will require the Control Number, Holder Account Number and Access Number which have been pre-printed on your form of proxy.

        The people whose names have been pre-printed on your proxy form are all officers of Magna and they will vote your shares unless you appoint someone else to be your proxyholder. You have the right to appoint someone else (who need not be a shareholder) as your proxyholder, however, if you do, that person must vote your shares in person on your behalf at the Annual Meeting. To appoint someone other than Magna's officers as your proxyholder, insert the person's name in the blank space provided on the form of proxy, or alternatively, complete, sign and submit another proper form of proxy naming that person as your proxyholder.

        A proxy submitted by mail must be in writing, dated the date on which you signed it and be signed by you (or your authorized attorney). If such a proxy is being submitted on behalf of a corporate shareholder, the proxy must be signed by an authorized officer or attorney of that corporation. If a proxy is not dated, it will be deemed to bear the date on which it was sent to you.

        If you are voting your shares by proxy, you must ensure that your completed and signed proxy form or your phone or internet vote is received by Computershare not later than 10:00 a.m. (Toronto time) on May 8, 2007. If the Annual Meeting is adjourned or postponed, you must ensure that your completed and signed proxy form or your phone or internet vote is received by Computershare no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Annual Meeting.

Voting in Person

        If you attend in person, you do not need to complete or return your form of proxy. When you arrive at the Annual Meeting, a representative of Computershare will register your attendance before you enter the meeting.

        If you vote in person at the Annual Meeting and had previously completed and returned your form of proxy, your proxy will be automatically revoked and any votes you cast on a poll at the Annual Meeting will count.

Revoking a Vote Made by Proxy

        You have the right to revoke a proxy with respect to any matter on which a vote has not already been cast. In order to do so, you must take ONE of the following actions:

  •
  Vote again by phone or internet before 10:00 a.m. (Toronto time) on May 8, 2007 (or 48 hours prior to any adjournments or postponements);

  •
  Deliver another completed and signed form of proxy, dated later than the first form of proxy, by mail such that it is received by Computershare before 10:00 a.m. (Toronto time) on May 8, 2007 (or 48 hours prior to any adjournments or postponements);

  •
  Deliver to Magna at the following address a written notice revoking the proxy, provided it is received before 5:00 p.m. (Toronto time) on May 9, 2007 (or the last business day prior to any adjournments or postponements):

    Magna International Inc.
    337 Magna Drive
    Aurora, Ontario
    Canada L4G 7K1
    Attention: Secretary of the Corporation

  •
  Deliver a written notice revoking the proxy to the Chairman prior to the commencement of the Annual Meeting (including in the case of any adjournments or postponements).

How to Vote — Non-Registered Shareholders

        Applicable law requires us to make the following statement in this Circular:

    These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner and the issuer or its agent has sent these materials directly to you, your name, address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send these materials directly to you, the issuer (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

Submitting Voting Instructions

        If you are a non-registered shareholder and have received a Voting Instruction Form from Computershare, you must complete and submit your vote by phone, internet or mail, in accordance with the instructions on the Voting Instruction Form. On receipt of a properly completed and submitted form, a legal form of proxy will be submitted on your behalf.

        You must ensure that your completed, signed and dated Voting Instruction Form or your phone or internet vote is received by Computershare not later than 10:00 a.m. (Toronto time) on May 8, 2007. If the Annual Meeting is adjourned or postponed, you must ensure that your completed, signed and dated Voting Instruction Form or your phone or internet vote is received by Computershare no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Annual Meeting. If a Voting Instruction Form submitted by mail is not dated, it will be deemed to bear the date on which it was sent to you.

        If you are a non-registered shareholder and have received a Voting Instruction Form from ADP, please complete it and submit your vote by proxy in accordance with the instructions provided to you on the form by ADP.

        In some cases, you may have received a form of proxy instead of a Voting Instruction Form, even though you are a non-registered shareholder. Such a form of proxy will likely be stamped by the bank, trust company, securities broker or other financial institution holding your shares and be restricted as to the number of shares it relates to. In this case, you must complete the form of proxy and submit it to Computershare as described above under the section titled "How to Vote — Registered Shareholders — Submitting Votes By Proxy".

Voting in Person

        If you have received a Voting Instruction Form from Computershare and wish to attend the Annual Meeting in person or have someone else attend on your behalf, you must complete, sign and return the Voting Instruction Form to Computershare in accordance with the instructions in the form. Computershare will send you a form of proxy giving you the right to attend the Annual Meeting.

        If you have received a Voting Instruction Form from ADP and wish to attend the Annual Meeting in person or have someone else attend on your behalf, you must complete, sign and return the Voting Instruction Form to ADP in accordance with the instructions in the form. ADP will send you a form of proxy giving you the right to attend the Annual Meeting.

        If you have received a form of proxy and wish to attend the Annual Meeting in person or have someone else attend on your behalf, you must insert your name, or the name of the person you wish to attend on your behalf, in the blank space provided on the form of proxy.

Revoking a Voting Instruction Form or Proxy

        If you wish to revoke a Voting Instruction Form or form of proxy with respect to any matter on which a vote has not already been cast, you must contact Computershare (for Voting Instruction Forms sent to you by Computershare), ADP (for Voting Instruction Forms sent to you by ADP) or your bank, trust company, securities broker, other financial institution or other intermediary (for a form of proxy sent to you by such intermediary) and comply with any applicable requirements relating to the revocation of votes made by proxy.

BUSINESS OF THE ANNUAL MEETING

Financial Statements

        Management, on behalf of Magna's Board of Directors (the "Board"), will submit to Magna shareholders at the Annual Meeting its Consolidated Financial Statements for the fiscal year ended December 31, 2006, together with the independent Auditor's report on such financial statements. No shareholder vote is required in connection with Magna's financial statements or the independent Auditor's report on the financial statements.

Board of Directors

  Number of Directors to be Elected and Term of Office

        Magna's articles of arrangement (referred to as Magna's "Articles") provide that the Board will consist of between five (5) and fifteen (15) directors. The Board is authorized to fix the number of directors within this range and has previously fixed the number of directors at twelve (12). Four (4) current directors have indicated that they will not be standing for re-election, while one new director is being nominated. Accordingly, the number of directors to be elected at the Annual Meeting is nine (9).

        Each director is elected annually, with that director's term expiring at the next Annual Meeting following the election of the director. If directors are not elected at an Annual Meeting, the directors in office at the time will remain in office until Magna shareholders have elected successor directors. All of the nominees for election at the Annual Meeting are current directors of Magna who were elected at Magna's annual meeting of shareholders held on May 2, 2006, other than Mr. Lataif.

  Independence

        The nine (9) nominees standing for election as directors of Magna at the Annual Meeting are set forth below. Six of the nominees (67%) are independent directors, while the remaining three (3) are members of Management. There are no contracts, arrangements or understandings between any of the nominees and any other person (other than Magna's directors and officers acting solely in such capacity) pursuant to which the nominee has been or is to be elected as a director. Please refer to "Appendix B — Statement of Corporate Governance Practices — Board Composition" for a discussion of the factors considered in determining the independence of the nominees listed below and our current directors.

  Proposed Nominees

        The following table(1) sets forth information with respect to each of the Management nominees for director, including a brief biography, areas of expertise, date first elected as a director of Magna, Board and Committee attendance, the number of Magna securities owned, directly or indirectly, or controlled or directed by each nominee and the value of such securities(2) as at the Record Date, as well as other public boards on which the nominee currently serves or has recently served.

        Unless a shareholder instructs otherwise, the proxyholders whose names have been pre-printed on the form of proxy intend to vote FOR the nominees listed below. If for any reason a nominee becomes unable to stand for election as a director of Magna, or if Management propose any additional nominees for election as directors, the proxyholders whose names have been pre-printed on the form of proxy intend to vote for any substitute or additional nominee proposed by Management. A shareholder may withhold its vote from any individual nominee by writing the particular nominee's name in the blank space provided on the form of proxy or Voting Instruction Form.

Michael D. Harris, 62 Ontario, Canada	Mr. Harris is a Consultant and Senior Business Advisor at Goodmans LLP, a law firm. In addition to serving on Magna's Board, Mr. Harris serves on the public boards listed below, as well as the board of Grant Forest Products, Inc. and Tim Horton Children's Foundation. Mr. Harris is a Senior Fellow of the Fraser Institute and was the Premier of the Province of Ontario, Canada from 1995 to 2002.

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed
January 7, 2003	Board	9 of 9	100%	DSUs	10,756
	CGCC	7 of 7	100%	Director Stock Options	5,000
	Special	11 of 11	100%
				Total Value of Securities	$829,900

Independent Director	Other Public Boards/Committees			Areas of Expertise
Yes	Canaccord Capital Inc.		Since 2004	• Public Policy
	Chartwell Seniors Housing REIT		Since 2003	• Governance
	Environmental Management Solutions Inc.		Since 2004
	FirstService Corporation		Since 2006

Louis E. Lataif, 68 Massachusetts, U.S.A.	Mr. Lataif has served as the Dean of the School of Management of Boston University since 1991, prior to which he served in various capacities with Ford Motor Company for 27 years, including President of Ford of Europe (1988-1991). In addition to serving or having served on the public boards listed below, Mr. Lataif serves on the board of Interaudi Bank and The Iacocca Foundation.

Director Since	Board & Committees	Attendance	Securities Owned, Controlled or Directed
N/A	N/A	N/A	Class A Subordinate Voting	NIL

			Total Value of Securities	NIL

Independent Director	Other Public Boards/Committees		Areas of Expertise
Yes	Abiomed, Inc.	Since 2005	• Automotive
	Group 1 Automotive, Inc.	Since 2002	• Management
	Magna Entertainment Corp.	2002-2007(3)
	Intier Automotive Inc.	2001-2005

Klaus Mangold, 63 Baden-Württemburg, Germany
	Mr. Mangold is a Consultant and Executive Advisor to the Chairman of DaimlerChrysler AG for Central and Eastern Europe and Central Asia. In addition to serving on Magna's Board, Mr. Mangold serves on the Supervisory Board of Rothschild Europe and the public boards listed below. Mr. Mangold is a former member of the Board of Management of DaimlerChrysler AG and former Chairman of the Board of DaimlerChrysler Services AG.

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed
February 26, 2004	Board	9 of 9	100%	DSUs	2,331
	CGCC	1 of 1	100%	Director Stock Options	5,000
	Nominating	2 of 2	100%
	Special	11 of 11	100%	Total Value of Securities	$176,600

Independent Director	Other Public Boards/Committees			Areas of Expertise
Yes	The Chubb Corporation		Since 2001	• Automotive
	Jenoptik AG		Since 1992	• Management
	Metro AG		Since 2003

Donald Resnick, 79 Ontario, Canada	Mr. Resnick serves principally as a corporate director. In addition to serving on Magna's Board, Mr. Resnick previously served on the public boards listed below. Mr. Resnick was formerly a partner of Deloitte & Touche.

	Board & Committees		Attendance	Securities Owned, Controlled or Directed
	Board	9 of 9	100%	Class A Subordinate Voting	1,902
Director Since	Audit (Chair)	6 of 6	100%	DSUs	1,371
February 25, 1982	HSEC (Chair)	4 of 4	100%	Director Stock Options	10,000

				Total Value of Securities	$352,510

Independent Director	Other Public Boards/Committees(4)			Areas of Expertise
Yes	Consolidated Mercantile Inc.		2005-2006	• Accounting
	Genterra Inc.		2005-2006

Frank Stronach, 74 Lower Austria, Austria	Mr. Stronach is the founder of Magna and serves as the Chairman of the Board. Mr. Stronach is Partner, Stronach & Co., through which he provides certain consulting and business development services to Magna. Please refer to the section of the Circular titled "Interests of Management and Other Insiders in Certain Transactions". In addition to serving on Magna's Board, Mr. Stronach serves on the public boards listed below.

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed(5)
December 10, 1968	Board	5 of 9	56%	Class A Subordinate Voting	5,908,381
	Nominating	2 of 2	100%	Class B	930,164
				Stock Options	648,475

				Total Value of Securities	$76,759,560(6)

Independent Director	Other Public Boards/Committees			Areas of Expertise
No	Magna Entertainment Corp.		Since 2001	• Automotive
	MI Developments Inc.		Since 2003	• Management

Franz Vranitzky, 69 Vienna, Austria	Mr. Vranitzky is a corporate director. In addition to serving on Magna's Board, Mr. Vranitzky serves as a Director of Touristik Union International and Magic Life International, where he serves as Chairman. Mr. Vranitzky is a former Federal Chancellor of the Republic of Austria (1986 to 1997) and Minister of Finance (1984 to 1986), as well as a former Chairman of the Board of Österreichische Länderbank AG and Deputy Chairman of the Board, Creditanstalt-Bankverein Bank.

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed
June 11, 1997	Board	7 of 9	78%	Class A Subordinate Voting	1,417
	Special	8 of 11	73%	DSUs	1,054
				Stock Options	10,000

				Total Value of Securities	$292,050

Independent Director	Other Public Boards/Committees			Areas of Expertise
Yes	None			• Public Policy
				• Governance

Donald J. Walker, 50 Ontario, Canada	Mr. Walker serves as the Co-Chief Executive Officer of Magna. He was formerly the President, Chief Executive Officer and a director of Intier Automotive Inc., one of Magna's former "spinco" public subsidiaries, and previously served on Magna's Board between 1994 and 2002, as well as the boards of Decoma International Inc. and Tesma International Inc. Mr. Walker is a founding member of the Yves Landry Foundation and is the Co-Chair of the Canadian Automotive Partnership Council.

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed
November 7, 2005	Board	9 of 9	100%	Class A Subordinate Voting	60,000
				Class B	10,000
				RSAs	146,037
				RSUs	23,838
				Stock Options	672,353

				Total Value of Securities	$34,288,390

Independent Director	Other Public Boards/Committees			Areas of Expertise
No	Intier Automotive Inc.		2001-2005	• Automotive
	Decoma International Inc.		1998-2002	• Management
	Tesma International Inc.		1995-2001

Siegfried Wolf, 49 Lower Austria, Austria	Mr. Wolf serves as the Co-Chief Executive Officer of Magna. In addition to the public boards referenced below, Mr. Wolf serves as a supervisory board member of Österreich Industrieholding AG (Republic of Austria holding and privatization agency); Siemens AG Österreich (Siemens Austria) and HGI Beteiligungs AG. He also previously served on the Boards of Decoma International Inc., Intier Automotive Inc. and Tesma International Inc., until their privatization in 2005.

	Board & Committees		Attendance	Securities Owned, Controlled or Directed
	Board	7 of 9	78%	Class A Subordinate Voting	54,199
Director Since				RSAs	345,454
March 8, 1999				RSUs	23,838
				Stock Options	227,053

				Total Value of Securities	$37,961,160

Independent Director	Other Public Boards/Committees			Areas of Expertise
No	Verbundgesellschaft			• Automotive
	(Austria Hydro Power)		Since 2000	• Management
	Decoma International Inc.		2002-2005
	Intier Automotive Inc.		2002-2005
	Tesma International Inc.		2002-2005

Lawrence Worrall, 63 Ontario, Canada	Mr. Worrall is a corporate director. In addition to serving on Magna's Board, Mr. Worrall is a director of the Greater Toronto Airport Authority; Productivity Improvement Center; and director and Treasurer of Oshawa General Hospital Foundation. Mr. Worrall is a former Vice-President, Purchasing, Strategic Planning and Operations, as well as a Director, of General Motors of Canada Limited and former Director and Chair of the Audit Committee of Intier Automotive Inc. until its privatization in 2005.

Director Since	Board & Committees		Attendance	Securities Owned, Controlled or Directed
November 7, 2005	Board	9 of 9	100%	Class A Subordinate Voting	907
	Audit	6 of 6	100%	DSUs	750
				Director Stock Options	9,100

				Total Value of Securities	$130,990

Independent Director	Other Public Boards/Committees			Areas of Expertise
Yes	Intier Automotive Inc.		2001-2005	• Automotive
				• Finance
				• Management

Notes:

(1)
In the above table:
        "Audit" means the Audit Committee of Magna's Board.
        "CGCC" means the Corporate Governance and Compensation Committee of Magna's Board.
        "HSEC" means the Health and Safety and Environmental Committee of Magna's Board.
        "Nominating" means the Nominating Committee of Magna's Board.
        "Special" means a Special Committee of Magna's Board.
        "Class A Subordinate Voting" means Magna's Class A Subordinate Voting Shares.
        "Class B" means Magna's Class B Shares.
        "DSUs" means deferred share units.
        "RSAs" means restricted shares.
        "RSUs" means restricted share units

(2)
We have used the closing price for our Class A Subordinate Voting Shares or Class B Shares on the Toronto Stock Exchange ("TSX") on the Record Date, being Cdn.$87.00 and Cdn.$88.00, respectively, converted to U.S. dollars at the exchange rate of US$1 = Cdn.$1.1578, representing the Bank of Canada noon rate on the Record Date, to calculate the value of any such shares, RSUs and the in-the-money amount of any exercisable stock options or director stock options. In valuing DSUs and RSAs we have used the closing price for our Class A Subordinate Voting Shares on the New York Stock Exchange ("NYSE") on the Record Date of $75.76.

(3)
While Mr. Lataif is currently a director of Magna Entertainment Corp., he is not standing for re-election at its Annual Meeting of Shareholders to be held on May 9, 2007.

(4)
Mr. Resnick was a director of Ntex Incorporated, which was subject to cease trade orders in Ontario, Alberta and British Columbia in mid-2002 for failure to file financial statements. These cease trade orders were never revoked as Ntex made an assignment in bankruptcy in June 2003. Mr. Resnick resigned as a director of Ntex in June 2002.

(5)
Details of the ownership of these Class A Subordinate Voting and Class B Shares are as follows:

Beneficial Owner	Number and Class of Shares	Description

Magna Deferred Profit Sharing Plan (Canada) (the "Canadian Plan")	3,746,608 Class A Subordinate Voting 111,595 Class B	The trustee of the Canadian Plan is Sun Life Financial Trust Inc., which has the power to vote the shares in the Canadian Plan; however, Mr. Stronach (in his capacity as Chairman of Magna) retains the right to direct the trustee regarding voting and disposing of the shares in such Plan. Accordingly, the Canadian Plan is an associate of Mr. Stronach. Mr. Stronach is not a beneficiary under the Canadian Plan.

Employees Deferred Profit Sharing Plan (U.S.) (the "U.S. Plan")	1,797,859 Class A Subordinate Voting	The trustee of the U.S. Plan is Delaware Charter Guarantee & Trust conducting business under the trade name Principal Trust Company, which has the power to vote the shares in the U.S. Plan; however, Mr. Stronach (in his capacity as Chairman of Magna) retains the right to direct the trustee regarding voting and disposing of the shares in such Plan. Accordingly, the U.S. Plan is an associate of Mr. Stronach. Mr. Stronach is not a beneficiary under the U.S. Plan.

Stronach Trust	726,829 Class B	These Class B Shares are held by 445327 Ontario Limited, all of the shares of which are directly owned by the Stronach Trust, an associate of Mr. Frank Stronach. Mr. Stronach, Magna's Chairman, and three other members of his family are the trustees of the Stronach Trust. Mr. Stronach is also a member of the class of potential beneficiaries of the Stronach Trust. Ms. Belinda Stronach, one of the other trustees of the Stronach Trust, has been appointed as the authorized representative to exclusively represent 445327 and vote the Class B Shares on its behalf.

865714 Ontario Inc. ("865714")	91,740 Class B	865714 is a company incorporated to provide a continuing separate vehicle for the acquisition of Magna shares and the sale of such shares to members of Magna Management. Pursuant to a unanimous shareholder agreement, Magna has the right to direct 865714 in regard to disposing of any Magna shares held by 865714. Mr. Stronach is not a shareholder of 865714, which is a wholly-owned subsidiary of Magna.

TOTAL	5,544,467 Class A Subordinate Voting 930,164 Class B	Taking into account the Magna shares held by the Canadian Plan, the U.S. Plan, the Stronach Trust and 865714, in each case as of the Record Date, these associates control approximately 71.8% of the votes carried by Magna's Class A Subordinate Voting Shares and Class B Shares.

(6)
In valuing Mr. Stronach's securities, we have only counted the 726,829 Class B Shares held by the Stronach Trust, together with the in-the-money amount of any exercisable stock options granted to Mr. Stronach. See Note (2) above for further details regarding the calculation.

        All of Magna's directors and officers as a group (35 persons) owned beneficially or exercised control or direction over 5,817,505 Class A Subordinate Voting Shares or approximately 5.3% of the class, and 940,164 Class B Shares or approximately 86.0% of the class, as at the Record Date. Please also refer to the section of this Circular titled "Shares, Votes and Principal Shareholders — Principal Shareholders" above.

Appointment of Independent Auditor

        Based on the recommendation of the Audit Committee of the Board, the Directors propose to reappoint Magna's independent Auditor, Ernst & Young LLP, and authorize the Audit Committee to fix the independent Auditor's remuneration. Ernst & Young (including its predecessor firms) has been Magna's independent Auditor since February 27, 1969. Representatives of Ernst & Young are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions. Please see "Audit Committee and Audit Committee Report — Auditor Independence" below for a summary of fees paid to Ernst & Young in 2006 and 2005.

Amendment of Stock Option Plan

        The text of the ordinary resolution authorizing the amendment of Magna's Amended and Restated Incentive Stock Option Plan (the "Stock Option Plan") is contained in Appendix A. To be passed, this resolution must be approved by a simple majority of the votes cast by all shareholders who vote in respect of such resolution at the Annual Meeting. These amendments are required as a result of recent regulatory changes by the TSX and were approved by Magna's Board on March 23, 2007, subject to shareholder approval at the Annual Meeting.

  General Amendment Provision

        The Stock Option Plan was originally adopted by Magna shareholders on December 10, 1987 and amended and restated with shareholder approval on May 18, 2000. The Stock Option Plan contains a general amendment provision which empowers the Board to amend, revise, suspend or discontinue the Plan. However, in June 2006, the TSX issued a staff notice indicating that issuers will no longer be able to make any amendments to their stock option plans without shareholder approval, unless shareholders have approved a plan amending provision which specifies the types of amendments which can be made without shareholder approval. In the absence of shareholder approval of a revised amendment provision, every amendment to the Stock Option Plan or any awards granted under it, whether or not material, would require shareholder approval.

        As a result of the TSX staff notice, Magna is proposing that shareholders approve a revised amendment provision for the Stock Option Plan, pursuant to which only the following types of amendments to the Plan or any awards granted under it would require shareholder approval:

  •
  an increase in the number of Class A Subordinate Voting Shares issuable under the Stock Option Plan;

  •
  a change from a fixed maximum number of shares to a fixed maximum percentage of shares issuable under the Stock Option Plan;

  •
  a reduction in the exercise price of outstanding options;

  •
  cancellation of outstanding options as part of an exchange for stock options with a lower exercise price;

  •
  extension of the expiry date of an outstanding option, except where the expiry date is extended because it would otherwise have:

  •
  fallen during a trading blackout, or

  •
  been accelerated due to the death, termination upon retirement, termination by reason of disability or otherwise of the optionee, provided however, that the option cannot be extended beyond the expiry date originally set at the time of the option grant;

  •
  an amendment to the Stock Option Plan to permit the grant of an option with an expiry date of more than 10 years from the date of grant;

  •
  an amendment to the transferability provision of the Stock Option Plan, which currently allows transfers solely by will or according to the laws of succession;

  •
  an expansion of the class of participants to whom options may be granted under the Stock Option Plan; and

  •
  an amendment to the Stock Option Plan which permits the grant of any other equity compensation rights which would result in the dilution of Magna shareholders;

except where any such amendment to the Stock Option Plan or any award under it arises as a result of the application of the anti-dilution provision of the Stock Option Plan.

        All types of amendments other than those set forth above, could be made by Magna's Board or the Corporate Governance and Compensation Committee, which administers the Stock Option Plan, without shareholder approval. By way of example, the following list sets forth some of the types of amendments which could be made without shareholder approval:

  •
  amendments of a "housekeeping" nature, including those required to clarify any ambiguity or rectify any inconsistency in the Stock Option Plan;

  •
  amendments required to comply with mandatory provisions of applicable law, including the rules and regulations of the TSX;

  •
  amendments which are advisable to accommodate changes in tax laws;

  •
  extension of accelerated expiry dates to, but not beyond, the expiry date originally set at the time of the option grant;

  •
  amendments to the vesting provisions of any grant under the Stock Option Plan; and

  •
  amendments to the terms of options in order to maintain option value in connection with a conversion, change, reclassification, redesignation, subdivision or consolidation of Magna Class A Subordinate Voting Shares or a reorganization, amalgamation, consolidation, merger or takeover bid or similar type of transaction involving Magna.

  Expiry Dates During Trading Blackouts

        Magna is proposing that shareholders approve an amendment to the Stock Option Plan which provides that if an option expiry date falls on a date which is during or within three business days following an applicable trading blackout, the expiry date will be the close of business on the 10th business day following the expiration of the trading blackout. Without this amendment, optionees would be penalized for the maintenance of trading blackouts by Magna, which are an important element of Magna's overall system of corporate governance.

BOARD AND BOARD COMPENSATION

Board

        The Board oversees the business and affairs of Magna and acts through regularly scheduled Board meetings which are held on a quarterly basis, with additional meetings being scheduled when required. Separate planning and corporate strategy meetings are also held each year. There were nine (9) meetings of the Board during fiscal 2006. In addition, there is communication between senior Management and Board members between meetings both on an informal basis and through Committee meetings.

        Mr. Edward C. Lumley was appointed as the Lead Director effective March 20, 2003.

        Refer to "Corporate Governance Practices" below and the "Appendix B — Statement of Corporate Governance Practices" for a full description of the governance activities of the Board and its Committees, the responsibilities of the Lead Director, the Board's affirmative determination regarding the independence of each director and other corporate governance information.

Board Committees

        The Board has established four (4) standing committees: the Audit Committee, the Corporate Governance and Compensation Committee, the Health and Safety and Environmental Committee and the Nominating Committee. From time to time the Board has established special committees composed entirely of directors, who are "independent" under the current Listing Standards of the New York Stock Exchange (the "NYSE Listing Standards") and under Multilateral Instrument 52-110 — Audit Committees implemented by the Canadian Securities Administrators ("MI 52-110 — Audit Committees"), to review and make recommendations on specific matters. A special committee was established in June 2006 to review and make recommendations to the Board regarding the potential purchase of the Magna Golf Club and/or the Fontana Golf and Sports Club. This special committee subsequently recommended, and the Independent Directors approved, that Magna (through one or more subsidiaries) purchase both Golf Clubs and terminate both existing Access Agreements. See "Interests of Management and Other Insiders in Certain Transactions" below. Other committees may be established by the Board from time to time as circumstances require. Magna does not have an Executive Committee.

        The Audit Committee is composed of Messrs. Donald Resnick (Chairman), Royden R. Richardson and Lawrence D. Worrall and operates under applicable law in addition to its written Charter. Refer to "Audit Committee and Audit Committee Report" below.

        The Corporate Governance and Compensation Committee, composed of Messrs. Edward C. Lumley (Chairman), Michael D. Harris, Klaus Mangold and Royden R. Richardson (all of whom have been affirmatively determined by the Board to be "independent" under both the NYSE Listing Standards and MI 52-110 — Audit Committees), operates under applicable law in addition to its written Charter. Refer to "Corporate Governance and Compensation Committee and Report on Executive Compensation — Composition of Corporate Governance and Compensation Committee" below.

        The Health and Safety and Environmental Committee, composed of Messrs. Donald Resnick (Chairman) and Royden R. Richardson (both of whom have been affirmatively determined by the Board to be "independent" under both the NYSE Listing Standards and MI 52-110 — Audit Committees), operates under its written Charter and works directly with Magna's environmental and human resources Management teams on environmental and health and safety matters. The Committee ensures that a management system is in place in each of these areas and that there are audit and other controls in place to ensure the effectiveness of such systems. The Committee also reports to the Board as material matters arise, but not less than annually. In addition, the Committee conducts an annual review of Magna's Health, Safety and Environmental Policy and, following the completion of such review, provides to the Board its recommendations for changes (if any) to the Policy. During 2006, the Committee met four (4) times to review developments in each area with environmental and human resources Management.

        The Nominating Committee, composed of Messrs. Frank Stronach (Chairman), Edward C. Lumley (Lead Director), Klaus Mangold and Royden R. Richardson, operates under its written Charter. The Committee identifies the skills and experience required by Magna for future members of the Board, considers potential candidates and makes recommendations to the Board regarding candidates for election to the Board. Between March 2006 and March 23, 2007, the Committee met two (2) times to review the current composition of, and consider making recommendations to, the Board regarding Board composition and potential candidates. The Committee was satisfied that the existing Board members in aggregate had the necessary skills and experience required by Magna to appropriately carry out the Board's mandate in the current business environment; however, since three (3) independent directors indicated that they would not stand for re-election, the Nominating Committee identified one (1) replacement independent director and has recommended to the Board that he be nominated for election at the Annual Meeting.

        Additional information, including the full text of each Committee's Charter is available on the Corporate Governance section of Magna's website at www.magna.com. Those Board members who have been determined by the Board to be "independent" are referred to throughout this Circular as "Independent Directors".

Board Compensation

Director and Committee Retainers and Fees

        Effective January 1, 2005 the retainers and fees are as follows:

Description of Board Compensation	Amounts ($)

Annual retainer (total)		100,000

Cash	50,000

DSUs	50,000

Per meeting fee		1,500

Lead Director annual retainer		200,000

Committee member annual retainer		25,000

Committee Chairmen annual retainer
Audit, CGCC and Special Committees		25,000
HSEC and other		10,000

Written resolutions		250

Additional services (per day)		3,000

Travel days (per day)		2,000

        All retainers are paid quarterly in advance and all other fees quarterly in arrears. Refer to "— Deferred Share Units" below for a full description of the DSUs. Messrs. Gingl, Walker and Wolf are not paid director retainer, fees or director options as they are employees of Magna or its subsidiaries. Mr. Stronach is paid $200,000 per annum as Chairman of the Board and receives no director or committee retainers, fees or director options.

        The Independent Directors were paid the following with respect to fiscal 2006:

	Board Retainer
			Committee Member Retainer Fees ($)	Committee Chair Retainer Fees ($)						Total Fees Allocated to DSUs ($)
Name	Fees Cash ($)	Fees DSUs ($)				Board Attendance Fees ($)	Committee Attendance Fees ($)	Travel and Work Day Fees ($)	Total Fees Paid ($)

William H. Fike	50,000	50,000	8,220	—		15,250	4,500	7,000	134,970	113,728

Michael D. Harris	50,000	50,000	39,658	14,658		16,000	27,000	9,000	206,316	206,316

Edward C. Lumley	50,000	50,000	50,000	225,000	(1)	16,000	10,500	13,000	414,500	414,500

Klaus Mangold	50,000	50,000	56,438	—		15,500	18,000	21,000	210,938	50,000

Donald Resnick	50,000	50,000	64,658	35,000		15,250	31,500	17,000	263,408	50,000

Royden R. Richardson	50,000	50,000	114,658	—		16,000	40,500	9,000	280,158	50,000

Franz Vranitzky	50,000	50,000	14,658	—		12,250	12,000	19,000	157,908	50,000

Lawrence D. Worrall	50,000	50,000	25,000	—		15,250	9,000	12,000	161,250	50,000

TOTAL	400,000	400,000	373,290	274,658		121,500	153,000	107,000	1,829,448	984,544

Notes:

(1)
Includes the Lead Director annual retainer and Committee Chair annual retainer for acting as Chairman of the Corporate Governance and Compensation Committee.

(2)
Retainer fees are pro-rated based on the length of an individual director's participation on the Board or a Committee during each year.

        Commencing January 1, 2000, the Independent Directors became subject to a share maintenance requirement with respect to Magna's Class A Subordinate Voting Shares. The current share maintenance requirement for Independent Directors is three times their annual retainer ($300,000). New directors are entitled to a period of five years in which to accumulate Magna Class A Subordinate Voting Shares and/or DSUs with such a value. DSUs are credited as Magna Class A Subordinate Voting Shares. Refer to the "Business of the Annual Meeting — Board of Directors" section above which discloses the number of Magna Class A Subordinate Voting Shares, Class B Shares, DSUs and Director stock options held by each Independent Director and the total value of all such securities as of the Record Date.

Director Stock Options

        In recognition of past service and to more closely align the interests of Independent Directors with Magna shareholders, and pursuant to the amendments to the Stock Option Plan approved by the Magna shareholders in May 2000, each of the Independent Directors is entitled to receive a grant of options in respect of 5,000 Class A Subordinate Voting Shares upon appointment or election to the Board. Additionally, each of the Independent Directors is entitled to receive an additional grant of options for 5,000 Magna Class A Subordinate Voting Shares on the completion of each five (5) year period of continuous service.

        Details relating to the options granted to Independent Directors are as follows:

							Value of Unexercised In-the-Money Options at December 31, 2006(2)
					Unexercised Options at December 31, 2006
	Date Granted (mm/dd/yy)	Expiry Date (mm/dd/yy)
			Options Granted	Exercise Price(1) ($)			Exercisable ($)	Unexercisable ($)
Name					Exercisable	Unexercisable

William H. Fike	01/28/00	12/31/09	5,000	Cdn.63.02/42.35	Nil	Nil	Nil	Nil
	05/17/05	12/31/11	5,000	71.24	2,000	3,000	76,400	114,600

Michael D. Harris	01/07/03	12/31/12	5,000	Cdn.82.65	4,000	1,000	Cdn.44,880	Cdn.11,220

Edward C. Lumley	01/28/00	12/31/09	5,000	Cdn.63.02	5,000	Nil	Cdn.154,250	Nil
	05/17/05	12/31/11	5,000	Cdn.85.75	2,000	3,000	Cdn.16,240	Cdn.24,360

Klaus Mangold	03/22/04	12/31/13	5,000	Cdn.105.19	3,000	2,000	Nil	Nil

Donald Resnick	01/28/00	12/31/09	5,000	Cdn.63.02	5,000	Nil	Cdn.154,250	Nil
	05/17/05	12/31/11	5,000	Cdn.85.75	2,000	3,000	Cdn.16,240	Cdn.24,360

Royden R. Richardson	01/28/00	12/31/09	5,000	Cdn.63.02	5,000	Nil	Cdn.154,250	Nil
	05/17/05	12/31/11	5,000	Cdn.85.75	2,000	3,000	Cdn.16,240	Cdn.24,360

Franz Vranitzky	01/28/00	12/31/09	5,000	Cdn.63.02/42.35	5,000	Nil	Cdn.154,250	Nil
	05/17/05	12/31/11	5,000	Cdn.85.75	2,000	3,000	Cdn.16,240	Cdn.24,360

Lawrence D. Worrall	03/02/06	12/31/11	5,000	Cdn.83.52	2,000	3,000	Cdn.20,700	Cdn.31,050

Notes:

(1)
Adjusted where applicable to reflect the spin-out of MI Developments Inc. ("MID") effective September 2, 2003.

(2)
The closing price on December 29, 2006 for Magna Class A Subordinate Voting Shares on the TSX was Cdn.$93.87 and on the NYSE was $80.55.

        Any Magna Class A Subordinate Voting Shares received following exercise of any options by a director must be retained by the director until the share maintenance requirement described above is met.

Deferred Share Units

        Effective January 1, 2000 Magna established, and continues to maintain, a Non-Employee Director Share-Based Compensation Plan (the "DSP Plan") which:

  •
  provides for a deferral of up to 100% of an Independent Director's total annual cash remuneration from Magna (including Board and committee retainers, meeting attendance fees, work and travel day payments and written resolution fees), at specified levels elected annually by each director; and

  •
  allows an Independent Director to defer 100% of his annual stock based retainer in addition to his cash remuneration effective January 1, 2004.

        Effective January 1, 2006, 50% of the annual retainer for all of the Independent Directors became automatically payable in the form of DSUs.

        The amounts deferred in the DSP Plan are reflected in DSUs allocated under the DSP Plan. These DSUs are notional units, the value of which reflects the market price of Magna Class A Subordinate Voting Shares at the time that the amounts credited to a director's DSU Account become payable. The value of a DSU will appreciate (or depreciate) with increases (or decreases) in the market price of Magna Class A Subordinate Voting Shares. The DSP Plan also takes into account any dividends paid on Magna Class A Subordinate Voting Shares. Under the DSP Plan, when a director leaves the Board, the director receives (within a prescribed period of time) a cash payment equal to the aggregate value of the DSUs accrued in the director's DSU Account, net of applicable withholding taxes, calculated based on the number of DSUs in the director's DSU Account multiplied by the then value of a Magna Class A Subordinate Voting Share.

        At December 31, 2006, all of Magna's Independent Directors participated in the DSP Plan with respect to their annual stock based retainer, and in certain cases, with respect to their other fees. Refer to the table of Director fees under "— Director and Committee Retainers and Fees" above for the total fees attributed to DSUs with respect to each director.

AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT

Audit Committee

        Pursuant to Magna's by-laws and the Audit Committee's written Charter, the Committee provides assistance to the Board in fulfilling its oversight responsibilities to Magna's shareholders with respect to the integrity of Magna's financial statements and reports and financial reporting process. Please refer to "Appendix B — Statement of Corporate Governance Practices — Board Committees — Audit Committee" for further information regarding the Audit Committee's role and responsibilities.

        The Committee also annually reviews and reassesses the adequacy of its written Charter. In February 2006, the Committee recommended minor revisions to its Charter, which were approved by the Corporate Governance and Compensation Committee and the Board in March 2006. The revised Charter is available on the Corporate Governance page of Magna's website at www.magna.com, is included as a schedule to Magna's Annual Information Form / Form 40-F dated March 29, 2006 and has been filed on the Canadian Securities Administrators ("CSA") System for Electronic Document Analysis and Retrieval ("SEDAR") (www.sedar.com).

        The Committee met six (6) times during fiscal 2006 with Management, representatives of the independent Auditor and representatives of Magna's Internal Audit Department, both together and separately in each case.

        The Committee also considered whether it would be appropriate to rotate the independent Auditor position for the ensuing year and is recommending to Magna shareholders that Ernst & Young LLP be re-appointed as the independent Auditor for fiscal 2007.

        All members of the Committee have been affirmatively determined by the Board to be "independent" under the NYSE Listing Standards, the Securities and Exchange Commission's ("SEC") rules under the Sarbanes-Oxley Act of 2002 ("SOX"), including Rule 10A-3, and MI 52-110 — Audit Committees. The Board also considers each Committee member to be "financially literate" and each of the Chairman of the Committee and Mr. Worrall to be a "financial expert" within the meaning of the NYSE Listing Standards, SEC rules under SOX and MI 52-110 — Audit Committees. Refer to "Appendix B — Statement of Corporate Governance Practices — Board Composition" for a discussion of the independence of members of the Audit Committee.

Auditor Independence

        The Committee has discussed with the independent Auditor its independence from Management and Magna, and has considered whether the provision of non-audit services is compatible with maintaining the independent Auditor's independence.

        Magna paid the following fees to the independent Auditor for services provided in fiscal 2006 and fiscal 2005:

Type of Services	Fiscal 2006	Fiscal 2005

Audit services(1)	$11,840,800	$6,187,900
Audit-related services(2)	435,400	197,400
Tax services(3)	1,214,800	1,693,200
Other services(4)	nil	nil

Notes:

(1)
This category is intended to capture all fees in respect of services performed in order to comply with generally accepted auditing standards ("GAAS"). In some cases, these may include an appropriate allocation of fees for tax services or accounting consultations, to the extent such services were necessary to comply with GAAS. This category includes fees incurred in connection with the audit of our internal controls and the independent Auditor's opinion on Management's assessment of our internal controls for purposes of Section 404 of SOX.

(2)
This category generally consists of fees paid in respect of assurance and related services (e.g. due diligence), including such things as employee benefit plan audits, due diligence relating to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. The most significant audit-related services actually provided by the independent Auditor in respect of fiscal 2006 and 2005 related to benefit plan audits.

(3)
This category includes all fees paid in respect of services performed by the independent Auditor's tax professionals, except those services required in order to comply with GAAS which are included under "Audit services". Tax services include tax compliance, tax planning and tax advice. The tax services actually provided by the independent Auditor in fiscal 2006 and fiscal 2005 consisted of Canadian, U.S., European and Mexican tax compliance, advisory and research services.

(4)
This category captures fees in respect of all services not falling under any of the previous categories.

        The Committee has established and maintains a process for the review and pre-approval of all services and related fees to be paid to the independent Auditor.

Audit Committee Report

        In connection with Magna's Consolidated Financial Statements and Management's Discussion and Analysis of Results of Operations and Financial Position ("MD&A") for the fiscal year ended December 31, 2006, the Committee has:

  •
  reviewed and discussed the audited Consolidated Financial Statements and MD&A with senior Management and the independent Auditor;

  •
  discussed with the independent Auditor the matters required to be discussed by the Canadian Institute of Chartered Accountants Standard 5751 (Communications with Those Having Responsibility for the Financial Reporting Process) ("CICA Standard 5751") and the American Institute of Certified Public Accountants Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended;

  •
  received and reviewed with the independent Auditor the written disclosures and related letter from the independent Auditor required by CICA Standard 5751 and U.S. Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with the independent Auditor the independence of the independent Auditor as Magna's auditor; and

  •
  reviewed with the independent Auditor its Audit Report on the Consolidated Financial Statements as well as its Report on Internal Controls Under Standards of the Public Companies Accounting Oversight Board (United States) ("PCAOB").

        Management is responsible for the preparation and presentation of Magna's financial statements, the financial reporting process and the development and maintenance of its systems of internal accounting and administrative cost controls. Ernst & Young LLP is responsible for performing an independent audit on and issuing its reports in respect of (i) Magna's consolidated financial statements in accordance with Canadian generally accepted auditing standards and the standards of the PCAOB, (ii) the effectiveness of Magna's internal controls over financial reporting, and (iii) management's assessment of such controls, in accordance with the standards of the PCAOB. The Committee's responsibility is to monitor and oversee these processes in accordance with its Charter and applicable law.

        Based on these reviews and discussions, including review of the independent Auditor's Audit Report and Report on Internal Controls, the Committee has recommended to the Board, and the Board has approved: the inclusion of the audited Consolidated Financial Statements in Magna's Annual Report; the MD&A; the Annual Information Form in respect of 2006; and the other forms and reports required to be filed with the applicable Canadian securities commissions, the SEC and applicable stock exchanges in respect of the fiscal year ended December 31, 2006.

        This Audit Committee report is dated as of March 22, 2007 and is submitted by the Audit Committee of the Board:

Donald Resnick (Chairman)	Royden R. Richardson	Lawrence Worrall

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

        The following table sets forth a summary of all compensation earned during the last three completed fiscal years by the individuals who were, as at December 31, 2006, the Co-Chief Executive Officers, the Chief Financial Officer and the three other most highly compensated executive officers (collectively the "Named Executive Officers") of Magna, as well as the Chairman of the Board.

					Long-Term Compensation
		Annual Compensation(1)
						Shares or Units Subject to Resale Restrictions(1)
Name and Principal Position	Fiscal Year(2)	Salary	Bonus	Other Annual Compensation	Securities Under Options Granted(3)		All Other Compensation(1)

Frank Stronach(4)	2006	$200,000	nil	$2,300,000(5)(6)	nil	nil	$25,198,000(7)
Chairman of the	2005	200,000	nil	2,300,000(5)(6)	nil	nil	30,779,000(7)
Board	2004	200,000	nil	1,500,000(5)(6)	nil	nil	38,612,700(7)

Donald Walker(8)	2006	$110,500	$3,208,000 and 12,453	$26,300(6)(10)	nil	nil	Cdn.$318,470(11)
Co-Chief			RSUs based on
Executive			$917,000(9)
Officer	2005	161,600	4,196,530 and 11,385	9,090(6)(10)	nil	$10,942,450(12)	Cdn.$35,600(13)
			RSUs based on
			$806,020(9)

Siegfried Wolf(14)	2006	$100,000	$3,208,000 and 12,453	$26,300(6)(15)	nil	nil	Cdn.$193,880(16)
Co-Chief			RSUs based on
Executive			$917,000(9)
Officer	2005	100,000	3,859,210 and 11,385	909,090(6)(15)(17)	nil	$737,770(18)	nil
			RSUs based on
			$806,020(9)
	2004	100,000	4,679,820	5,270,000(6)(19)	nil	5,076,590(20)	nil

Manfred Gingl(21)	2006	$110,500	$3,208,000	(6)	nil	$6,066,180(22)	Cdn.$30,200(25)
Executive	2005	110,500	3,859,210	Cdn.$1,775,000(6)(17)	nil	3,628,690(23)	Cdn.$30,200(25)
Vice-Chairman	2004	110,500	4,679,820	Cdn.$1,450,000(6)(19)	nil	983,880(24)	nil

Mark Hogan(26)	2006	$110,500	$3,208,000	$171,450(6)(27)	nil	nil	nil
President	2005	110,500	3,859,210	254,390(6)(27)	nil	nil	nil
	2004	45,100	2,450,000	219,410(6)(27)	100,000(28)	$9,000,000(29)	nil

Vincent J. Galifi	2006	$110,500	$1,604,000 and	$13,150(6)(30)	nil	nil	Cdn.$111,690(31)
Executive			6,226 RSUs based on
Vice-President			$458,000(9)
and	2005	110,500	1,929,600 and	4,540(6)(30)	nil	$1,313,060(32)	nil
Chief Financial			5,691 RSUs based on
Officer			$403,010(9)
	2004	110,500	2,339,910	Cdn.$805,000(6)(15)	nil	637,290(33)	nil

Tommy Skudutis	2006	$110,500	$1,646,000	(6)	nil	nil	nil
Executive	2005	110,500	1,378,290	(6)	nil	nil	nil
Vice-President,	2004	110,500	1,671,000	(6)	nil	nil	nil
Operations

Notes:

(1)
All amounts for fiscal 2004, fiscal 2005 and fiscal 2006 were paid or are payable in U.S. dollars. All amounts shown are in U.S. dollars except as otherwise indicated. All fiscal 2006 salaries and bonuses represent amounts paid in fiscal 2006 and 2007 for services rendered in 2006, all fiscal 2005 salaries and bonuses represent amounts paid in fiscal 2005 and 2006 for services rendered in 2005 and all fiscal 2004 salaries and bonuses represent amounts paid in fiscal 2004 and 2005 for services rendered in 2004.

(2)
2006 or fiscal 2006 refers to the financial or fiscal year running from January 1, 2006 to December 31, 2006. 2005 or fiscal 2005 refers to the financial or fiscal year running from January 1, 2005 to December 31, 2005. 2004 or fiscal 2004 refers to the financial or fiscal year running from January 1, 2004 to December 31, 2004.

(3)
These are options issued by Magna unless otherwise indicated.

(4)
Mr. Stronach became Interim Chief Executive Officer and Interim President, in addition to his position as Chairman of the Board, immediately following the resignation of Ms. Belinda Stronach effective January 20, 2004. Mr. Stronach resigned as Interim President effective August 20, 2004 following the appointment of Mr. Hogan as President and as Interim Chief Executive Officer effective April 4, 2005 following the appointment of Messrs. Walker and Wolf as Co-Chief Executive Officers.

(5)
This amount is not compensation but represents the fee paid to Mr. Stronach personally by an Austrian subsidiary of Magna for business development and other services provided by Mr. Stronach in Austria. Refer to "Corporate Governance and Compensation

  Committee and Report on Executive Compensation — Report on Executive Compensation" and "Interests of Management and Other Insiders in Certain Transactions" below.

(6)
Perquisites and other personal benefits did not exceed the lesser of Cdn.$50,000 and 10% of the total annual salary and bonus for the Named Executive Officer.

(7)
This amount is not compensation but represents the fees paid to: (i) Stronach & Co. ("SCo"), an associate of Mr. Stronach, by European subsidiaries of Magna for business development, consulting and other services provided by SCo to certain non-Austrian European subsidiaries of Magna; and (ii) Stronach Consulting Corp, an associate of Mr. Stronach, by Magna for business development and other services provided by Stronach Consulting Corp. to Magna and certain non-European subsidiaries of Magna with respect to fiscal 2004, 2005 and 2006. Refer to "Corporate Governance and Compensation Committee and Report on Executive Compensation — Report on Executive Compensation" and "Interests of Management and Other Insiders in Certain Transactions" below.

(8)
Mr. Walker became Co-Chief Executive Officer of Magna on April 4, 2005 following the completion of the privatization of Intier and Mr. Stronach's resignation as Interim Chief Executive Officer. Mr. Walker's compensation for fiscal 2005 reflects his compensation from Intier from January 1, 2005 to March 31, 2005 and his compensation from Magna for the balance of fiscal 2005. Mr. Walker was not employed by Magna in 2004.

(9)
The Restricted Share Units ("RSUs") provided to Messrs. Walker, Wolf and Galifi in respect of fiscal quarters on and after April 1, 2005 were based on a specific portion of their annual incentive bonuses. Dividend equivalents on the RSUs are paid to each of them in cash. The RSUs awarded for 2006 were based on the weighted average closing prices on the NYSE of Magna Class A Subordinate Voting Shares over the 20 day period ending on March 31, 2006, June 30, 2006, September 30, 2006 and December 29, 2006 which were $74.73, $72.37, $71.75 and $80.55 respectively. The RSUs awarded for 2005 were based on the weighted average closing prices on the NYSE of Magna Class A Subordinate Voting Shares over the 20 day period ending on June 30, 2005, September 30, 2005 and December 30, 2005 which were $69.87, $73.44, and $68.57, respectively.

Aggregate holdings of RSUs as at December 31, 2006 and their value based on the closing price on December 29, 2006 for Magna Class A Subordinate Voting Shares on the NYSE ($80.55) are as follows:

Name	2006 RSUs	2005 RSUs	2004 RSUs	Total RSUs	Total Value of RSUs

D. Walker	12,453	11,385	nil	23,838	$1,920,150

S. Wolf	12,453	11,385	nil	23,838	1,920,150

V. Galifi	6,226	5,691	nil	11,917	959,910

Refer to the description of RSUs in "— Restricted Shares and Restricted Share Units" below.

(10)
For 2006 this amount reflects the $26,300 paid and for 2005 reflects the $9,090 paid as dividend equivalents on the RSUs. Refer to Note (9) above and the description of RSUs in "— Restricted Shares and Restricted Share Units" below.

(11)
Cdn.$309,220 of this amount reflects the reimbursement of annual premiums paid by Mr. Walker on a life insurance policy obtained by Mr. Walker on his life, grossed up for income tax. It also includes Cdn.$9,250 in taxable benefits in 2006 for the cancelled insurance policy referred to in Note (13) below.

(12)
Mr. Walker was awarded 146,037 Magna Class A Subordinate Voting Shares as restricted shares in fiscal 2005. The value shown reflects the closing market price on the TSX on the date of the award of restricted shares converted to U.S. dollars. These restricted shares are subject to certain terms, conditions and restrictions described in the related restricted share award agreement. Pursuant to these provisions, these restricted shares are fully vested subject to the continued satisfaction of the restrictions, but unreleased restricted shares are subject to forfeiture upon dismissal for cause (as defined) and reduced vesting on voluntary resignation. Mr. Walker receives dividends on the restricted shares. The aggregate value of all 146,037 restricted shares held by Mr. Walker was $11,763,280 based on the closing price on December 29, 2006 for Magna Class A Subordinate Voting Shares on the NYSE ($80.55). Refer to the description of the long-term retention arrangements in "— Restricted Shares and Restricted Share Units" below.

(13)
Under a life insurance policy previously maintained by Intier for Mr. Walker, Magna was entitled to receive the accumulated cash value with respect to such policy and the specified death benefit payable under the policy on his death was to be paid to the beneficiaries designated by him. Mr. Walker's taxable benefit for 2005 with respect to this policy was Cdn.$35,550. This policy was surrendered when the life insurance referred to in Note (11) above was put in place.

(14)
Mr. Wolf is employed by European subsidiaries of Magna. Mr. Wolf was appointed as an Executive Vice-Chairman on May 9, 2002 and became Co-Chief Executive Officer of Magna on April 4, 2005.

(15)
For 2006 this amount reflects the $26,300 and for 2005 reflects the 9,090 paid as dividend equivalents on the RSUs. Refer to Note (9) above and the description of RSUs in "— Restricted Shares and Restricted Share Units" below.

(16)
This amount reflects the annual premiums paid by Magna on a life insurance policy for Mr. Wolf, pursuant to which Magna is entitled to receive the accumulated cash value with respect to such policy and the specified death benefit payable under the policy on his death is to be paid to the beneficiaries designated by him.

(17)
$900,000 of this amount was paid as a special bonus in fiscal 2005 in addition to the annual profit sharing (incentive) bonus.

(18)
Mr. Wolf acquired 21,905 Magna Class A Subordinate Voting Shares as restricted shares. The value shown represents the difference between the closing market price on the TSX on the date acquired less the consideration paid by Mr. Wolf for the restricted shares converted to U.S. dollars. The purchase price paid by Mr. Wolf was at a discount from the closing market price on the TSX at the time of purchase, as established by an independent valuator, which represented the fair market value of the shares considering the nature and duration of the restrictions. These restricted shares are subject to certain terms, conditions and restrictions described in the related share purchase agreement. Pursuant to these provisions, these restricted shares are fully vested subject to the continued satisfaction of the restrictions, but unreleased restricted shares are subject to forfeiture upon dismissal for cause and reduced vesting on voluntary resignation. Mr. Wolf receives dividends on the restricted shares. The aggregate value of these restricted shares was $1,764,450 based on the closing price on December 29, 2006 for Magna Class A Subordinate Voting Shares on the NYSE ($80.55).

The aggregate value of all 345,454 restricted shares held by Mr. Wolf was $27,826,320 based on the closing price on December 29, 2006 for Magna Class A Subordinate Voting Shares on the NYSE ($80.55). Refer to Note (20) below and the description of the long-term retention arrangements in "— Restricted Shares and Restricted Share Units" below.

(19)
This amount was paid as a special bonus in fiscal 2004 in addition to the annual profit sharing (incentive) bonus.

(20)
The restricted shares acquired by Mr. Wolf originally included 359,378 Decoma Class A Subordinate Voting Shares, 158,290 Intier Class A Subordinate Voting Shares, 59,084 Tesma Class A Subordinate Voting Shares and 18,377 Magna Class A Subordinate Voting Shares. The value shown represents the difference between the closing market prices on the TSX on the date acquired less the consideration paid by Mr. Wolf for the restricted shares converted to U.S. dollars. The purchase price paid by Mr. Wolf was at a discount from the closing market price on the TSX at the time of purchase, as established by an independent valuator, which represented the fair market value of the shares considering the nature and duration of the restrictions. These restricted shares are subject to certain terms, conditions and restrictions described in the related share purchase agreement. Pursuant to these provisions, these restricted shares are fully vested subject to the continued satisfaction of the restrictions, but unreleased restricted shares are subject to forfeiture upon dismissal for cause and reduced vesting on voluntary resignation. Mr. Wolf receives dividends on the restricted shares. As a result of the completion of the privatization of Decoma effective March 6, 2005, Tesma effective February 6, 2005 and Intier effective April 3, 2005, the 359,378 Decoma Class A Subordinate Voting Shares have been converted to 52,216 Magna Class A Subordinate Voting Shares, the 59,084 Tesma Class A Subordinate Voting Shares have been converted to 25,997 Magna Class A Subordinate Voting Shares and the 158,290 Intier Class A Subordinate Voting Shares have been converted to 64,898 Magna Class A Subordinate Voting Shares. The aggregate value of these 161,488 restricted shares was $13,007,860 based on the closing price on December 29, 2006 for Magna Class A Subordinate Voting Shares on the NYSE ($80.55). Refer to Note (18) above and the description of the long-term retention arrangements in "— Restricted Shares and Restricted Share Units" below.

(21)
Mr. Gingl was appointed as an Executive Vice-Chairman on May 9, 2002.

(22)
Mr. Gingl was awarded 80,407 Magna Class A Subordinate Voting Shares as restricted shares. The value shown reflects the closing market price on the TSX on the date of the award of restricted shares converted to U.S. dollars. These restricted shares are subject to certain terms, conditions and restrictions described in the related restricted share award agreement. Pursuant to these provisions, these restricted shares are fully vested subject to the continued satisfaction of the restrictions, but unreleased restricted shares are subject to forfeiture upon dismissal for cause (as defined) and reduced vesting on voluntary resignation. Mr. Gingl receives dividends on the restricted shares. The aggregate value of these restricted shares was $6,476,780 based on the closing price on December 29, 2006 for Magna Class A Subordinate Voting Shares on the NYSE ($80.55).

The aggregate value of all 331,353 restricted shares held by Mr. Gingl was $26,960,480 based on the closing price on December 29, 2006 for Magna Class A Subordinate Voting Shares on the NYSE ($80.55). Refer to Notes (23) and (24) below and the description of the long-term retention arrangements in "— Restricted Shares and Restricted Share Units" below.

(23)
Mr. Gingl acquired 36,132 Magna Class A Subordinate Voting Shares as restricted shares. $1,090,080 of the value shown represents the difference between the closing market price on the TSX on the date acquired less the consideration paid by Mr. Gingl for the restricted shares converted to U.S. dollars. The purchase price paid by Mr. Gingl was at a discount from the closing market price on the TSX at the time of purchase, as established by an independent valuator, which represented the fair market value of the shares considering the nature and duration of the restrictions. Mr. Gingl was also awarded 33,880 Magna Class A Subordinate Voting Shares as restricted shares. $2,538,610 of the value shown represents the closing market price on the TSX on the date the restricted shares were awarded converted to U.S. dollars.

These restricted shares are subject to certain terms, conditions and restrictions described in the related employment contract and share purchase agreement. Pursuant to these provisions, these restricted shares are fully vested subject to the continued satisfaction of the restrictions, but unreleased restricted shares are subject to forfeiture upon dismissal for cause and reduced vesting on voluntary resignation. Mr. Gingl receives dividends on the restricted shares. The aggregate value of these 70,012 restricted shares was $5,639,470 based on the closing price on December 29, 2006 for Magna Class A Subordinate Voting Shares on the NYSE ($80.55). Refer to the description of the long-term retention arrangements in "— Restricted Shares and Restricted Share Units" below.

(24)
Mr. Gingl acquired 27,568 Magna Class A Subordinate Voting Shares as restricted shares. The value shown represents the difference between the closing market price on the TSX on the date acquired less the consideration paid by Mr. Gingl for the restricted shares converted to U.S. dollars. The purchase price paid by Mr. Gingl was at a discount from the closing market price on the TSX at the time of purchase, as established by an independent valuator, which represented the fair market value of the shares considering the nature and duration of the restrictions. These restricted shares are subject to certain terms, conditions and restrictions described in the related employment contract and share purchase agreement. Pursuant to these provisions, these restricted shares are fully vested subject to the continued satisfaction of the restrictions, but unreleased restricted shares are subject to forfeiture upon dismissal for cause and reduced vesting on voluntary resignation. Mr. Gingl receives dividends on the restricted shares. The aggregate value of these restricted shares was $2,220,600 based on the closing price on December 29, 2006 for Magna Class A Subordinate Voting Shares on the NYSE ($80.55). Refer to the description of the long-term retention arrangements in "— Restricted Shares and Restricted Share Units" below.

(25)
Under a life insurance policy previously maintained by Tesma for Mr. Gingl, Magna is entitled to receive the accumulated cash value with respect to such policy and the specified death benefit payable under the policy on his death is to be paid to the beneficiaries designated by him. This number represents Mr. Gingl's taxable benefit.

(26)
Mr. Hogan was employed by Magna effective August 5, 2004 and became President of Magna effective August 20, 2004. For fiscal 2004 his compensation represents the amounts paid to him for approximately five (5) months from August 5, 2004 to December 31, 2004.

(27)
The amounts shown for Mr. Hogan include tax equalization of $22,450 in respect of 2006, $84,040 in respect of 2005 and $91,650 in respect of 2004, paid by Magna in respect of Canadian income taxes paid in excess of United States income taxes in respect of the income attributed to Mr. Hogan with respect to services that were required to be performed in Canada. Tax equalization adjustments are made from year to year to reflect the final taxes payable in respect of each year. $149,000 of this amount represents payment of dividend equivalents on Mr. Hogan's RSUs in respect to 2006, $170,350 in respect of 2005 and $127,760 in respect of 2004. Refer to Note (29) below.

(28)
Upon commencement of his employment Mr. Hogan was granted "sign-on" options to purchase 100,000 Magna Class A Subordinate Voting Shares at $77.59 per share, the closing price on the NYSE on August 4, 2004.

(29)
Upon the commencement of his employment Mr. Hogan also received restricted share units equivalent to 112,072 Magna Class A Subordinate Voting Shares determined based on the 10 day weighted average closing price on the NYSE ending August 4, 2004 of $80.31. Dividend equivalents on the restricted share units are paid to Mr. Hogan. The restricted share units are fully vested subject to continued satisfaction of the restrictions, but unreleased restricted share units are subject to forfeiture upon dismissal for cause and reduced vesting on voluntary resignation. The aggregate value of these restricted share units was $9,027,400 based on the closing price on December 29, 2006 for Magna Class A Subordinate Voting Shares on the NYSE ($80.55). Refer to the description of the RSUs in "— Restricted Shares and Restricted Share Units" below.

(30)
For 2006 this amount reflects $13,150 paid and for 2005 reflects the $4,540 paid as dividend equivalents on the RSUs. Refer to Note (9) above and the description of RSUs in "— Restricted Shares and Restricted Share Units" below.

(31)
This amount reflects the reimbursement of annual premiums paid by Mr. Galifi on a life insurance policy obtained by Mr. Galifi on his life, grossed up for income tax.

(32)
Mr. Galifi was awarded 17,524 Magna Class A Subordinate Voting Shares as restricted shares. The value shown represents the closing market price on the TSX on the date awarded for the restricted shares converted to U.S. dollars. These restricted shares are subject to certain terms, conditions and restrictions described in the related employment contract and restricted share award agreement. Pursuant to these provisions, these restricted shares are fully vested subject to the continued satisfaction of the restrictions, but unreleased restricted shares are subject to forfeiture upon dismissal for cause and reduced vesting on voluntary resignation. Mr. Galifi receives dividends on the restricted shares. The aggregate value of the restricted shares was $1,411,560 based on the closing price on December 29, 2006 for Magna Class A Subordinate Voting Shares on the NYSE ($80.55).

The aggregate value of all 70,212 restricted shares held by Mr. Galifi was $5,655,580 based on the closing price on December 29, 2006 for Magna Class A Subordinate Voting Shares on the NYSE ($80.55). Refer to Note (33) below and the description of the long-term retention arrangements in "— Restricted Shares and Restricted Share Units" below.

(33)
The restricted shares acquired by Mr. Galifi originally included 31,840 Decoma Class A Subordinate Voting Shares, 16,527 Intier Class A Subordinate Voting Shares, 11,818 Tesma Class A Subordinate Voting Shares and 3,675 Magna Class A Subordinate Voting Shares. The value shown represents the difference between the closing market prices on the TSX on the date acquired less the consideration paid by Mr. Galifi for the restricted shares converted to U.S. dollars. The purchase price paid by Mr. Galifi was at a discount from the closing market price on the TSX at the time of purchase, as established by an independent valuator, which represented the fair market value of the shares considering the nature and duration of the restrictions. These restricted shares are subject to certain terms, conditions and restrictions described in the related employment contract and share purchase agreement. Pursuant to these provisions, these restricted shares are fully vested subject to the continued satisfaction of the restrictions, but unreleased restricted shares are subject to forfeiture upon dismissal for cause and reduced vesting on voluntary resignation. Mr. Galifi receives dividends on the restricted shares. As a result of the completion of the privatization of Decoma effective March 6, 2005, Tesma effective February 6, 2005 and Intier effective April 3, 2005, the 31,840 Decoma Class A Subordinate Voting Shares have been converted to 4,626 Magna Class A Subordinate Voting Shares, the 11,818 Tesma Class A Subordinate Voting Shares have been converted to 5,200 Magna Class A Subordinate Voting Shares and the 16,527 Intier Class A Subordinate Voting Shares have been converted to 6,776 Magna Class A Subordinate Voting Shares. The aggregate value of all 20,277 restricted shares was $1,633,310 based on the closing price on December 29, 2006 for Magna Class A Subordinate Voting Shares on the NYSE ($80.55). Refer to the description of the long-term retention arrangements in "— Restricted Shares and Restricted Share Units" below.

Stock Option Plans, Grants and Exercises

        The Stock Option Plan was originally adopted by Magna shareholders on December 10, 1987. At Magna's Annual and Special Meeting of Shareholders held on May 18, 2000, the Stock Option Plan was further amended and restated which enabled the Board to provide incentive stock options and stock appreciation rights in respect of Magna Class A Subordinate Voting Shares to consultants as well as to eligible officers and employees of Magna and its subsidiaries. These amendments also provided for the grant of options for 5,000 Magna Class A Subordinate Voting Shares to outside directors upon their election as a director as well as upon the completion of every five (5) year period of continuous service. Refer to "Board and Board Compensation — Board Compensation — Director Stock Options" above.

        The following table discloses equity compensation plan information effective as of December 31, 2006:

Equity Compensation Plan Information(1)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan category	Percent of Shares Outstanding	Number of Shares	Weighted-average exercise price of outstanding options, warrants and rights (b)	Percent of Shares Outstanding	Number of Shares

Equity compensation plans approved by securityholders(2)(3))	2.4%	2,612,375	Cdn.$77.45	0.8%	902,750

Equity compensation plans not approved by securityholders	nil	nil	n/a	nil	nil

Total	2,612,375		Cdn.$77.45	902,750

Notes:

(1)
The Equity Compensation Plan Information does not include the Magna Replacement Options or the remaining unexercised Decoma, Tesma and Intier Continuing Options which were created as a result of the privatizations of Decoma, Tesma and Intier (refer to the description below) of which 1,474,874 remain unexercised as of December 31, 2006, representing 1.35% of Magna's outstanding Class A Subordinate Voting Shares as of December 31, 2006. The Equity Compensation Plan Information also does not include Magna Class A Subordinate Voting Shares provided or awarded pursuant to the long-term retention (restricted stock) arrangements. Refer to "Restricted Shares and Restricted Share Units" below.

(2)
Reflects the Stock Option Plan described above. As of December 31, 2006 there were a total of 3,515,125 Magna Class A Subordinate Voting Shares, representing 3.2% of Magna's outstanding Class A Subordinate Voting Shares, to be issued upon the exercise of outstanding options or available for future issuance, in each case, under the Stock Option Plan.

(3)
As of the Record Date, 2,606,375 Class A Subordinate Voting Shares are reserved for issuance on exercise of outstanding options (representing 2.4% of Magna's then outstanding Class A Subordinate Voting Shares) and 902,750 Class A Subordinate Voting Shares are reserved for issuance pursuant to future grants (representing 0.8% of Magna's then outstanding Class A Subordinate Voting Shares).

        The maximum number of shares for which options and stock appreciation rights may be granted under the Stock Option Plan is 6,000,000 Magna Class A Subordinate Voting Shares, subject to certain adjustments. While this number represents 5.5% of the outstanding Magna Class A Subordinate Voting Shares as of December 31, 2006, the shares remaining available for future grants under the Stock Option Plan amount to 0.8% of the outstanding Magna Class A Subordinate Voting Shares as of December 31, 2006. Options to purchase an aggregate of 2,484,875 Magna Class A Subordinate Voting Shares representing 2.3% of the outstanding Magna Class A Subordinate Voting Shares as of December 31, 2006 have been previously exercised. No stock appreciation rights have been granted under the Stock Option Plan.

        Under the terms of the Stock Option Plan, the maximum number of Magna Class A Subordinate Voting Shares reserved for issuance pursuant to stock options granted to insiders or others, at any time, under the Stock Option Plan and any other share compensation arrangement may not exceed 10% of the then outstanding Magna Class A Subordinate Voting Shares. In addition, the maximum number of Magna Class A Subordinate Voting Shares issued to insiders under the Stock Option Plan and any other share compensation arrangement, within a one-year period, may not exceed 10% of the then outstanding Magna Class A Subordinate Voting Shares. Furthermore, the maximum number of Magna Class A Subordinate Voting Shares issuable to any one insider and such insider's associates under the Stock Option Plan or any other share compensation arrangement, within a one-year period, may not exceed 5% of the then outstanding Magna Class A Subordinate Voting Shares.

        Each option vests and is exercisable in such manner as may be determined at the time of the grant, and options granted will be for terms not exceeding 10 years. Vesting periods for currently outstanding options range from 4 to 7 years, with the expiration dates ranging from July 31, 2007 to December 31, 2013. The option price is to be established at the time of the grant, but cannot be less than the closing price of Magna Class A Subordinate Voting Shares on the TSX or the NYSE (with respect to option grantees residing in the United States where the grants are in U.S. dollars) on the trading day immediately prior to the date of the grant. Option prices for currently outstanding options range from Cdn.$50.77 to Cdn.$105.19. Options cannot be transferred or assigned by a participant under the Stock Option Plan, other than by will or pursuant to the laws of succession. Magna does not provide any financial assistance to participants in order to facilitate the purchase of Magna Class A Subordinate Voting Shares under the Stock Option Plan.

        Under the terms of the stock option arrangements, in the event of a participant's death or termination of the participant's employment by reason of retirement or disability, the participant's options, whether or not previously vested, may be exercised at any time up to and including the earliest of: (i) the first anniversary of the date of the participant's death; (ii) the third anniversary of the date of the participant's retirement or disability; or (iii) the expiration of the option term. In the event a participant is terminated without reasonable or just cause, the participant may exercise outstanding vested options at any time up to and including the earlier of: (i) the date three months following the termination; or (ii) the expiration of the option term. Unexercised options are forfeited if a participant voluntarily resigns or is terminated for reasonable or just cause.

        Subject to regulatory approval and, where required, approval of the Magna shareholders, the Board may, at any time and for any reason, amend, revise, suspend or discontinue the Stock Option Plan, in whole or in part. Without the participant's consent, no amendment, revision, suspension, discontinuance or termination will alter or impair a participant's rights under previously granted and unexercised options. No amendments to the Stock Option Plan were made during fiscal 2006. Amendments are proposed for the consideration of shareholders at the Annual Meeting. See "Business of the Annual and Special Meeting — Amendment to Stock Option Plan" above for a description of the amendments.

        As a result of the spin-out of MID on September 2, 2003, the exercise prices for all outstanding options were reduced by $8.65 (Cdn.$11.98) in the case of options exercised in U.S. and Canadian dollars respectively in accordance with the anti-dilution mechanism prescribed by the TSX. No outstanding options were repriced during fiscal 2006.

        As a result of the privatization of Tesma effective February 6, 2005, 1,161,450 Tesma Exchange Elected Options were exchanged for 511,038 Magna Replacement Options at the specified exchange rate and 300,000 Tesma Continuing Options were adjusted in accordance with their terms to become exercisable for 132,000 Magna Class A Subordinate Voting Shares based on the specified exchange rate, in each case pursuant to a Plan of Arrangement between Magna and Tesma. As a result of the privatization of Decoma effective March 6, 2005, 2,074,000 Decoma Exchange Elected Options were exchanged for 301,340 Magna Replacement Options at the specified exchange rate and 750,000 Decoma Continuing Options were adjusted to become exercisable for 108,975 Magna Class A Subordinate Voting Shares based on the specified exchange rate, in each case pursuant to a Plan of Arrangement between Magna and Decoma. As a result of the privatization of Intier effective April 3, 2005, 2,608,700 Intier Exchange Options were exchanged for 1,377,067 Magna Replacement Options at the specified exchange rate and 750,000 Intier Continuing Options were adjusted in accordance with their terms to become exercisable for 307,500 Magna Class A Subordinate Voting Shares based on the specified exchange rate, in each case pursuant to a Plan of Arrangement between Magna and Intier. As of the Record Date, the weighted-average exercise price of the 851,011 outstanding Magna Replacement Options is Cdn.$59.50 and the weighted-average exercise price of the aggregate of the 548,475 Tesma Continuing Options, Decoma Continuing Options and Intier Continuing Options is Cdn.$61.71 (in aggregate). Under the applicable TSX stock option policies, the Magna Replacement Options, the Tesma Continuing Options, the Decoma Continuing Options and the Intier Continuing Options do not reduce the number of shares remaining available for grant under the Stock Option Plan. During fiscal 2006,

518,284 Magna Replacement Options were exercised and no Decoma, Tesma or Intier Continuing Options were exercised.

        No stock appreciation rights or options to purchase securities of Magna or its subsidiaries were granted to any of the Named Executive Officers during fiscal 2006 and fiscal 2007 up to the Record Date.

        The following table provides certain information with respect to options for securities of Magna and its subsidiaries exercised by the Named Executive Officers during fiscal 2006 as well as the fiscal 2006 year end option values of all options for securities of Magna and its subsidiaries granted to such persons up to December 31, 2006:

Aggregate Option Exercises During the Financial Year Ended December 31, 2006 and 2006 Financial Year End Option Values (1)
							Value of Unexercised In-the-Money Options at December 31, 2006 (2)
		Aggregate Value Realized	Unexercised Options at December 31, 2006
	Securities Acquired on Exercise
Name			Exercisable		Unexercisable		Exercisable	Unexercisable

Frank Stronach (3)	nil	nil	100,000 307,500 132,000 108,975	Intier Continuing Tesma Continuing Decoma Continuing	nil nil nil nil		Cdn.$3,085,000 $14,480,180 Cdn.$4,456,320 Cdn.$66,470	nil nil nil nil

Donald Walker (4)	nil	nil	195,000 459,200 4,400 1,453	Intier Replacement Tesma Replacement Decoma Replacement	nil 12,300 nil nil	Intier Replacement	Cdn.$3,280,750 Cdn.$19,398,900 Cdn.$152,990 Cdn.$23,890	nil Cdn.$478,100 nil nil

Siegfried Wolf (5)	nil	nil	201,000 24,600	Intier Replacement	nil nil		Cdn.$6,626,450 $1,111,180	nil nil

Manfred Gingl	nil	nil	nil		nil		nil	nil

Mark Hogan	nil	nil	60,000		40,000		$177,600	$118,400

Vincent Galifi	nil	nil	268,900		nil		Cdn.$4,289,800	nil

Tommy Skudutis	nil	nil	163,000		5,000		Cdn.$228,240	nil

Notes:

(1)
Class A Subordinate Voting Shares are the only securities for which options have been granted under Magna's Stock Option Plan. In the case of Tesma, Decoma and Intier Continuing and Replacement Options, these options are for Magna Class A Subordinate Voting Shares. All Tesma, Decoma and Intier Exchange Elected Options were converted to Magna Replacement Options following the completion of the privatizations effective February 6, 2005 and March 6, 2005 and April 3, 2005, respectively, at the specified exchange ratio.

(2)
The closing price on December 29, 2006 for Magna Class A Subordinate Voting Shares on the TSX was Cdn.$93.87 and on the NYSE was $80.55.

(3)
750,000 Intier options, 300,000 Tesma options and 750,000 Decoma options were granted in return for consulting services to be rendered by SCo to Intier, Tesma and Decoma under consulting agreements with each of them. As a result of the privatization of Tesma effective February 6, 2005, the 300,000 Tesma Continuing Options were adjusted in accordance with their terms to become exercisable for options for 132,000 Magna Class A Subordinate Voting Shares with an exercise price of Cdn.$60.11. As a result of the privatization of Intier effective April 3, 2005, the 750,000 Intier Continuing Options were adjusted to become exercisable for options for 307,500 Magna Class A Subordinate Voting Shares with an exercise price of $33.46. As a result of the privatization of Decoma effective March 6, 2005, the 750,000 Decoma Continuing Options were adjusted in accordance with their terms to become exercisable for options for 108,975 Magna Class A Subordinate Voting Shares with an exercise price of Cdn.$93.26. All of these options are exercisable.

(4)
As a result of the privatization of Intier effective April 3, 2005 Mr. Walker's 1,000,000 Intier Exchange Elected Options were converted to 410,000 Magna Replacement Options based on the prescribed exchange ratio with an exercise price of Cdn.$51.22 and 150,000 Intier Exchange Elected Options were converted to 61,500 Magna Replacement Options based on the prescribed exchange ratio with an exercise price of Cdn.$55.00. As a result of the privatization of Decoma effective March 6, 2005 the 10,000 Decoma Exchange Elected Options which he received as a director under the Decoma Incentive Stock Option Plan were converted to 1,453 Magna Replacement Options based on the prescribed exchange ratio with an exercise price of Cdn.$77.43. As a result of the privatization of Tesma effective February 6, 2005 the 10,000 Tesma Exchange Elected Options which he received as a director under the Tesma Incentive Stock Option Plan were converted to 4,400 Magna Replacement Options based on the prescribed exchange ratio with an exercise price of Cdn.$59.10. All of these options are exercisable.

(5)
Does not include options to purchase 10,000 Decoma Class A Subordinate Voting Shares granted by Decoma in 2002 to Mr. Wolf as a director under the Decoma Incentive Stock Option Plan at an exercise price of Cdn.$16.85. As a result of the privatization of Decoma effective March 6, 2005 his 10,000 Decoma Exchange Elected Options were converted to 1,453 Magna Replacement Options based on the prescribed exchange ratio with an exercise price of Cdn.$115.97. All of these options are exercisable and none of these options are in-the-money. As a result of the privatization of Intier effective April 3, 2005 Mr. Wolf's 50,000 Intier Exchange Elected Options were converted to 20,500 Magna Replacement Options based on the prescribed exchange ratio with an exercise price of $33.46 and the 10,000 Intier Exchange Elected Options which he received as a director under the Intier Stock Option Plan were converted to 4,100 Magna Replacement Options based on the prescribed exchange ratio with an exercise price of $44.98. All of these options are exercisable.

Pension Plans

        None of Magna's executive officers, including the Named Executive Officers, participate in any pension plan provided by Magna or its subsidiaries, including: the Canadian Pension Plan and the U.S. Pension Plan, both of which are defined benefit pension plans which were implemented effective January 1, 2001 and were subsequently closed to new participants effective December 31, 2004; the Canadian, U.S., U.K., German and Austrian Employee Equity Participation and Profit Sharing Plans; or the Canadian Group Registered Retirement Savings Plan or U.S. 401(k) plans.

Employment Contracts

        Mr. Stronach is not employed by Magna but provides services to Magna and its subsidiaries, personally and through affiliates, pursuant to various consulting, services and business development agreements. Mr. Stronach is paid $200,000 per annum for his role as Chairman of the Board. Refer to "Interests of Management and Other Insiders in Certain Transactions" below and "— Summary Compensation Table" above.

        Following the completion of the privatization of Intier on April 3, 2005, Messrs. Walker and Wolf were appointed as Co-Chief Executive Officers of Magna effective on April 4, 2005. The Board, on the recommendation of the Corporate Governance and Compensation Committee, approved employment arrangements for Mr. Walker and new employment arrangements for Mr. Wolf. Effective April 4, 2005 their employment arrangements provided for an annual base salary ($110,500 in the case of Mr. Walker and $100,000 in the case of Mr. Wolf) and an annual incentive bonus based on a specified percentage of Magna's Pre-tax Profits before Profit Sharing as defined in the Corporate Constitution. Approximately 22% of the annual incentive bonus to be received by each of them is to be paid in the form of RSUs. Refer to "— Restricted Shares and Restricted Share Units" below. In addition the employment arrangements provide for the maintenance of the ownership of a minimum number of Magna Class A Subordinate Voting Shares, standard fringe benefits, confidentiality obligations and a twelve (12) month non-solicitation and non-competition obligation. In Mr. Wolf's case he is also entitled to the use of a leased automobile. Magna has the right to terminate either of their employment by providing twelve (12) months prior written notice of termination or paying a retiring allowance equal to the base salary and incentive bonus (based on the specified percentage of Magna's Pre-tax Profits before Profit Sharing) for the full fiscal year ending immediately prior to the date of termination. Any retiring allowance may be paid either in a lump sum or in twelve (12) equal monthly installments at Magna's option. No payments are required to be made to either in the event of a change of control of Magna. While neither Mr. Walker nor Mr. Wolf currently have employment contracts, the principal terms and conditions of their employment arrangements have been approved by the Corporate Governance and Compensation Committee and the Board.

        For the period from January 1, 2005 to April 3, 2005 Mr. Walker was entitled under his employment contract with Intier to a base salary of Cdn.$315,000 and an annual incentive bonus based on a specified percentage of Intier's Pre-tax Profits before Profit Sharing, standard fringe benefits and certain insurance coverage, was required to maintain ownership of a minimum number of Intier Class A Subordinate Voting Shares, and was subject to certain confidentiality obligations and a twelve (12) month non-solicitation and non-competition obligation.

        Mr. Wolf is employed by European subsidiaries of Magna. He entered into an employment contract in March, 1999 but effective January 1, 1999 in his role as President, Magna Europe. This employment contract was not replaced when Mr. Wolf became President and Chief Executive Officer of Magna Steyr effective

February 21, 2001, when he was re-assigned to the position of Vice-Chairman of Magna on January 14, 2002, when he was appointed as Executive Vice-Chairman on May 9, 2002 or when he was appointed as Co-Chief Executive Officer effective April 4, 2005.

        Mr. Gingl became employed by Magna effective May 1, 2002, following his appointment as a Vice-Chairman effective January 14, 2002. He assumed the position of Executive Vice-Chairman on May 9, 2002 and is currently employed under an employment contract entered into effective February 14, 2002 which reflects the employment arrangements approved by the Corporate Governance and Compensation Committee and the Board, including the general terms of employment described below.

        Mr. Hogan is currently employed by Magna International of America, Inc. under an employment contract entered into effective August 5, 2004. In addition to the general terms of employment described below, on the commencement of employment on August 4, 2004, Mr. Hogan received 100,000 "sign-on" options for Magna Class A Subordinate Voting Shares at an exercise price of $77.59 and was provided with restricted share units equivalent to 112,072 Magna Class A Subordinate Voting Shares having an approximate value of $9 million at the time of the award in order to attract him as an employee and in partial replacement for certain pension benefits he lost in leaving his former employer. Mr. Hogan's employment arrangements were approved by the Corporate Governance and Compensation Committee and the Board. Refer to "— Restricted Shares and Restricted Share Units" below and "— Summary Compensation Table" and the option table under "— Stock Option Plans, Grants and Exercises" above.

        Mr. Galifi is currently employed by Magna under an employment contract entered into effective January 1, 2002, as amended effective June 17, 2004 and April 4, 2005, which reflects the employment arrangements approved by the Corporate Governance and Compensation Committee and the Board, including the general terms of employment described below.

        Mr. Skudutis is currently employed by Magna under an employment contract entered into effective January 1, 2001.

        The employment contracts for Messrs. Galifi, Gingl, Hogan and Skudutis provide for a base salary of $110,500, together with, in each case, annual incentive bonuses based on a specified percentage of Magna's Pre-tax Profits before Profit Sharing as defined in the Corporate Constitution, the maintenance of the ownership of a minimum number of Class A Subordinate Voting Shares, confidentiality obligations and twelve (12) month non-solicitation and non-competition restrictions. Each employment contract provides that employment may be terminated by Magna either by giving twelve (12) months advance written notice of termination or by paying a retiring allowance equal to the base salary and cash bonus (based on the specified percentage of Pre-tax Profits before Profit Sharing) for the full fiscal year ending immediately prior to the date of termination. Any retiring allowance may be paid either in a lump sum or in twelve (12) equal monthly installments at Magna's option.

        Following a review of personal benefits made available to Messrs. Walker, Wolf and Galifi and those generally available to comparable executive officers at North American companies, including access to corporate aircraft and facilities, the Corporate Governance and Compensation Committee approved the reimbursement of Messrs. Walker and Galifi for the premiums for certain life insurance, grossed-up for tax in each case. In the case of Mr. Wolf, Magna obtained an insurance policy having a death benefit of Cdn.$10 million payable to Mr. Wolf's beneficiaries in the event of his death and paid the annual premium in the amount of Cdn.$193,880. Refer to "— Summary Compensation Table" above.

        The maximum total amount potentially payable by Magna pursuant to the employment contracts described above for severance is approximately $19.0 million in the aggregate. No notice, retiring allowance or other severance payment is required where Magna terminates their employment for just cause or on their voluntary resignation under any of the preceding employment contracts, nor are payments required to be to made to the Named Executive Officers referred to above in the event of a change of control of Magna.

Restricted Shares and Restricted Share Units

Restricted Shares

        In December 2002 the Corporate Governance and Compensation Committee recommended, and the Board approved, revised terms of employment for Messrs. Galifi, Gingl and Wolf to be effective commencing with fiscal 2002. These terms of employment included the implementation of a long-term retention arrangement for each of them, which involved the sale or award to each of Class A Subordinate Voting shares of Magna and its then public automotive subsidiaries which were to be provided from Magna's holdings and/or purchased privately or on the TSX and were to be subject to the various restrictions described below.

        The restricted shares subsequently acquired by or awarded to them in fiscal 2003, 2004 and 2005 and to Mr. Gingl in 2006 pursuant to these arrangements are subject to certain terms, conditions and restrictions described in their respective employment contracts and/or the related share purchase or award agreements. Ten percent (10%) of the restricted shares were to be released to each such individual on January 1 of the third to fifth year following the year of sale or award and ten percent (10%) were to be released on each January thereafter, subject to the condition that each individual: (i) remains employed by Magna or an affiliate up to the earlier of the date of normal retirement or December 31 of the third to fifth year following the year of sale or award; (ii) at any time while employed, Magna's capital expenditures must not in each fiscal year, without prior approval of the Board, exceeded a specified amount for such fiscal year; (iii) does not compete with, or disclose confidential information of, Magna; and (iv) devotes his full time and attention to Magna's business. If at any time up to and including the final January 1 release date the individual becomes permanently disabled and is unable as a result to perform his or her duties and responsibilities in the normal course of business, 33 1/3% of the unreleased restricted shares will be immediately released and an additional 33 1/3% will be released on the next two anniversary dates of the date of such release, subject to the continued satisfaction of certain conditions. Upon death, 100% of the restricted shares will be immediately released. In the event an individual reaches normal retirement prior to the specified December 31 date, the restricted shares will be released as to 10% on the first anniversary date of retirement and as to 10% on each subsequent anniversary date of retirement, subject to the continued satisfaction of certain conditions. The restricted shares will not vest, and all 10% installments which have not yet been made will be surrendered to Magna and not be released, if an individual at any time (i) competes with the business of Magna and/or its affiliates, (ii) solicits the employees of Magna and/or its affiliates for employment or otherwise or (iii) does not devote his/her full time and attention to the business of Magna and/or its affiliates and directly or indirectly owns more than 10% of the equity of an active operating business without Magna's consent, or (iv) if the individual is dismissed for cause. While the restricted shares are registered in the individual's name, they are retained in Magna's possession until release pursuant to the terms, conditions and restrictions applying to the restricted shares. Dividends are also payable to them with respect to the restricted shares, subject in each case to forfeiture.

        Following the initial sale of restricted shares in fiscal 2003, the Corporate Governance and Compensation Committee, in June 2004 recommended, and the Board approved, similar long-term retention arrangements involving the sale to each of Messrs. Galifi, Gingl and Wolf of restricted shares of Magna and its then public automotive subsidiaries which were to be provided from Magna's holdings and/or purchased privately or on the TSX. The restricted shares acquired by them in fiscal 2004 pursuant to these arrangements are subject to certain terms, conditions and restrictions described in their respective employment contracts and/or the related share purchase agreements, which are substantially the same as the terms, conditions and restrictions in respect of the restricted shares acquired in fiscal 2003 other than the relevant dates. Ten percent (10%) of the restricted shares were to be released to each such individual on January 1, 2008 and on each January thereafter to and including January 1, 2017, subject to the condition that each individual: (i) remains employed by Magna or an affiliate up to the earlier of the date of normal retirement or December 31, 2007; (ii) at any time while employed, Magna's capital expenditures must not in each fiscal year, without prior approval of the Board, exceeded a specified amount for such fiscal year; (iii) does not compete with, or disclose confidential information of, Magna; and (iv) devotes his full time and attention to Magna's business. If at any time up to and including January 1, 2017 release date the individual becomes permanently disabled and is unable as a result to perform his or her duties and responsibilities in the normal course of business, 33 1/3% of the unreleased restricted shares will be immediately released and an additional 33 1/3% will be released on the next two anniversary dates of the date of such release, subject to the continued satisfaction of certain conditions. Upon death, 100% of the restricted shares will be immediately released. In the event an individual reaches normal retirement prior to December 31, 2007, the restricted shares will be released as to 10% on the first anniversary date of retirement and as to 10% on each subsequent anniversary date of retirement, subject to the continued satisfaction of certain conditions. The restricted shares will not vest, and all 10% installments which have not yet been made will be surrendered to Magna and not be released, if an individual at any time (i) competes with the business of Magna and/or its affiliates, (ii) solicits the employees of Magna and/or its affiliates for employment or otherwise or (iii) does not devote his/her full time and attention to the business of Magna and/or its affiliates and directly or indirectly owns more than 10% of the equity of an active operating business without Magna's consent, or (iv) if the individual is dismissed for cause. While the restricted shares are registered in the individual's name, they are retained in Magna's possession until release pursuant to the terms, conditions and restrictions applying to the restricted shares. Dividends are also payable to them with respect to the restricted shares, subject in each case to forfeiture.

        In addition, in December 2004, the Corporate Governance and Compensation Committee recommended, and the Board approved, similar long-term retention arrangements involving the sale to Mr. Wolf of restricted shares of Decoma and Intier which were to be purchased privately. These restricted shares are subject to the terms, conditions and restrictions described in the related share purchase agreements and are substantially the same as the terms, conditions and restrictions in respect of the restricted shares acquired by him earlier in fiscal 2004 other than the relevant dates, which were January 1, 2009, January 1, 2018 and December 31, 2008.

        In April 2005, the Corporate Governance and Compensation Committee recommended, and the Board approved, similar long-term retention arrangements involving the sale to Mr. Wolf and the award to Messrs. Galifi, Gingl and Walker of restricted shares of Magna which were to be provided from Magna's holdings and/or purchased privately or on the TSX. The restricted shares acquired by them in fiscal 2005 pursuant to these arrangements are subject to certain terms, conditions and restrictions described in their respective employment contracts and/or the related share purchase or award agreements, which are substantially the same as the terms, conditions and restrictions in respect of the restricted shares acquired previously by Messrs. Wolf, Gingl and Galifi in fiscal 2003 and 2004 other than the relevant dates. These dates were also January 1, 2009, January 1, 2018 and December 31, 2008.

        In March 2006, the Corporate Governance and Compensation Committee recommended, and the Board approved, similar long-term retention arrangements involving the award to Mr. Gingl of restricted shares of Magna which were to be provided from Magna's holdings and/or purchased privately or on the TSX. The restricted shares acquired by him in fiscal 2006 pursuant to these arrangements are subject to certain terms, conditions and restrictions described in his employment contract and/or the related award agreement, which are substantially the same as the terms, conditions and restrictions in respect of the restricted shares acquired previously by Mr. Gingl in fiscal 2005 other than the relevant dates. These dates were also January 1, 2009, January 1, 2018 and December 31, 2008.

        The total number of restricted shares received by Messrs. Walker, Wolf, Gingl and Galifi in respect of fiscal 2003, 2004, 2005 and 2006 and their total value based on the closing price for Magna Class A Subordinate Voting Shares on December 29, 2006 on the NYSE ($80.55) are as follows:

Name	Total Restricted Shares	Total Value

D. Walker	146,037	$11,763,280

S. Wolf	345,454	27,826,320

M. Gingl	331,353	26,690,480

V. Galifi	70,212	5,655,580

        Also refer to the "— Summary Compensation Table" above and related Notes as well as the "Corporate Governance and Compensation Committee and Report on Executive Compensation — Report on Executive Compensation" below.

Restricted Share Units (RSUs)

        In conjunction with Mr. Hogan's employment with Magna effective August 4, 2004, the Corporate Governance and Compensation Committee recommended and the Board approved the award of 112,072 RSUs having an approximate value of $9 million to Mr. Hogan in order to attract him as an employee and to replace in part certain pension benefits he lost in leaving his former employer. These RSUs were fully vested at the time of grant subject to the terms, conditions and restrictions contained in his employment contract and the related restricted share unit agreement. Ten percent (10%) of the RSUs will be released on January 1, 2010 and on each January 1 thereafter to and including January 1, 2019, subject to the condition that he: (i) remains employed by Magna or an affiliate up to the earlier of normal retirement or December 31, 2009; (ii) at any time while employed, Magna's capital expenditures have not in each fiscal year, without the prior approval of the Chairman and the Board, exceeded a specified amount for such fiscal year; (iii) does not compete with the business of the Corporation and its affiliates (excluding employment by OEM automobile manufacturers), disclose confidential information of Magna or its affiliates or solicit non-administrative or non-clerical employees of Magna or its affiliates for employment; and (iv) devotes his full time and attention to the business of Magna and its affiliates. If at any time up to and including January 1, 2010 he becomes permanently or totally disabled, 33 1/3% of the unreleased RSUs will be immediately released and an additional 33 1/3% will be released on the next two anniversary dates, subject to the continued satisfaction of certain conditions. Upon death, 100% will be immediately released. Upon normal retirement at age 60 or later, the RSUs will be released as to 20% on the first anniversary date of retirement and as to 20% on the next four anniversary dates of retirement, subject to the continued satisfaction of certain conditions. In the event of dismissal for cause (as defined), all RSUs not previously released will be forfeited. Where he voluntarily resigns he is currently entitled to receive 66 2/3% of the RSUs, and the remaining 33 1/3% if such voluntary resignation occurs after August 5, 2007, such amounts to be released over the ten year release period described above. In each case various conditions must be met during the applicable release period. Dividend equivalents are paid in cash to him on each Magna dividend payment date based on the number of RSUs in his Restricted Share Unit account on the dividend record date for dividends on Magna's Class A Subordinate Voting Shares.

        In April 2005, the Corporate Governance and Compensation Committee recommended, and the Board approved, following the completion of the privatization of Intier, Decoma and Tesma, an increase in the annual incentive bonus, which was based on a specified percentage of Magna's Pre-tax Profits before Profit Sharing, for Messrs. Walker, Wolf and Galifi. All of this increase was to be paid in the form of RSUs. These RSUs are subject to certain terms, conditions and restrictions described in their respective employment contracts and/or Restricted Share Unit Account Agreements. Following the completion of each fiscal quarter and the related calculation of the incentive bonus for such quarter, approximately 22% of the incentive bonus for such quarter is credited to a Restricted Share Unit Account in the form of RSUs. The number of RSUs credited each quarter is based on the amount of the RSU based portion of the incentive bonus credited in respect of such quarter divided by the twenty (20) day weighted average closing price of Magna Class A Subordinate Voting Shares on the NYSE on the last trading day of the relevant fiscal quarter. Dividend equivalents are paid in cash to each participant on each Magna dividend payment date based on the number of RSUs in the Restricted Share Unit Account on the dividend record date for dividends on Magna's Class A Subordinate Voting Shares. The RSUs credited to each participant's Restricted Share Unit Account are to be automatically redeemed in respect to each participant as of December 15 of the second fiscal year following the fiscal year in which the credits are first made to the Restricted Share Unit Account. The first redemption will be calculated effective December 15, 2007 and paid within eight business days thereafter. Each redemption payment will be equal to the number of RSUs credited in respect of each such fiscal year multiplied by the twenty (20) day weighted average trading price of Magna Class A Subordinate Voting Shares on the NYSE as of the December 15 redemption date. Magna is entitled at its sole option to pay the redemption price either in cash or in the form of Magna Class A Subordinate Voting Shares which have been obtained privately or on the TSX. Upon death, disability or normal retirement, 100% of the RSUs in the Restricted Share Unit Account will be immediately redeemed. Upon dismissal without cause, 100% of the RSUs will be redeemed on the normal redemption date. In the event a participant voluntarily resigns or is dismissed for cause, all of the RSUs in the Restricted Share Unit Account will be cancelled and no further redemptions or payments made.

        Also refer to the "— Summary Compensation Table" above and the "Corporate Governance and Compensation Committee and Report on Executive Compensation — Report on Executive Compensation" below.

CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE AND
REPORT ON EXECUTIVE COMPENSATION

Composition of Corporate Governance and Compensation Committee

        The Corporate Governance and Compensation Committee is composed of Messrs. Edward C. Lumley (Chairman), Michael D. Harris, Klaus Mangold and Royden R. Richardson, all of whom are Independent Directors, and operates under applicable law in addition to its written charter which was approved by the Board on February 26, 2004 and amended on March 24, 2006.

        Pursuant to its charter, this Committee:

  •
  develops Magna's system of and overall approach to, assesses the Board's approach to and makes recommendations to the Board regarding corporate governance;

  •
  reviews and makes recommendations to the Board with respect to compensation and benefits for Magna's executive officers, including the Chief Executive Officers' compensation;

  •
  reviews and makes recommendations to the Board regarding incentive compensation and equity-based plans;

  •
  administers those functions delegated to it by the Board in respect of the Stock Option Plan;

  •
  administers the Pension Plan for Canadian Employees (the "Canadian Pension Plan");

  •
  reviews and makes recommendations to the Board with respect to succession planning;

  •
  reviews and makes recommendations to the Board with respect to Board compensation; and

  •
  from time to time reviews and makes recommendations to the Board regarding certain related party matters, including lease matters involving MI Developments Inc.

The Committee met seven (7) times during fiscal 2006.

Report on Executive Compensation

        Magna's unique, entrepreneurial corporate culture has evolved since its founding approximately five decades ago. Two key elements of this entrepreneurial culture are the emphasis on decentralization, which provides a high degree of autonomy at all levels of operation, as well as employee profit sharing. Certain aspects of this culture were formalized in 1984 when Magna's shareholders adopted the Corporate Constitution as part of its Articles. The Corporate Constitution balances the interests of shareholders, employees and management, defines the rights of employees (including management) and investors to participate in Magna's profits and growth and reflects certain of the entrepreneurial operational and compensation philosophies developed since Magna's founding which align employee (including management) and shareholder interests. These operational and compensation philosophies and the Corporate Constitution enable Magna to maintain an entrepreneurial environment which encourages productivity, ingenuity and innovation.

        In order to enable this entrepreneurial culture to continue to flourish, the Committee and the Board have supported the continued application of Magna's long established compensation philosophies, which have been essential to its continued success over several decades and its ability to attract, retain and motivate skilled, entrepreneurial employees at all levels of the Magna organization, as well as to maintain the alignment of shareholder and employee (including management) interests and create long-term shareholder value.

        In order to achieve this, and consistent with the concepts reflected in the Corporate Constitution, certain managers who have senior operational or corporate responsibilities receive a remuneration package consisting of a base salary (which generally is lower than comparable industry standards) and an annual incentive bonus based on direct profit participation at the operating or corporate level at which such manager is involved. Managers who are direct profit participators are not eligible to participate in any Magna sponsored pension plans or savings plans (Group Registered Retirement Savings Plan/401(k)) or in the Magna

Employee Equity Participation and Profit Sharing Plans which are funded through the allocation of ten percent (10%) of Magna's Pre-tax Profits before Profit Sharing under the Corporate Constitution.

        The Committee applies the following principles in determining or reviewing recommendations for compensation for executive officers:

  Base Salaries.    Base salaries should be at levels generally below base salaries for comparable positions within an appropriate comparator group of North American companies which have global businesses and are not generally increased on an annual basis. Fixed compensation costs are therefore minimized in cyclical or other down periods, with financial rewards coming principally from variable incentive bonus compensation and long-term incentive compensation. Refer to "Compensation of Executive Officers — Summary Compensation Table" above.

  Incentive Compensation.    The amount of direct profit participation (incentive bonuses) and therefore the amount of compensation "at risk" increases with the level of performance and/or responsibility. Due to the variable nature of profit participation, incentive bonus compensation is generally reduced in cyclical or other down periods where profits are also reduced. The Committee believes that this linkage is desirable. As a result, senior corporate management (including executive officers) and senior operational managers have an incentive to emphasize consistent growth in profitability over the medium — to long-term to ensure stable levels of annual compensation. Variable incentive bonus compensation in the form of profit participation for fiscal 2006 paid to the Named Executive Officers represents more than 92% of each individual's total cash compensation.

  Under the Corporate Constitution the aggregate profit participation (incentive bonuses) paid and payable to "Corporate Management" (which includes the Named Executive Officers and certain other executive officers of Magna) in respect of any fiscal year must not exceed 6% of Magna's Pre-Tax Profits before Profit Sharing for such year.

  Long-Term Incentives.    Minimum stock ownership has been required of all direct profit participators (including the Named Executive Officers) since 1985 in order to align their interests with those of shareholders and to encourage the enhancement of shareholder value.

  Following a review with its external compensation consultants, in fiscal 1998 the Committee recommended to the Board the implementation of a long-term incentive program involving annual grants under the Stock Option Plan to management and other eligible employees as part of total compensation. Previous to that options had been granted sporadically. The Committee believed that, in addition to the existing mandatory stock maintenance program, such a program would assist in retaining such employees by providing them with an opportunity for capital appreciation and would further align their interests with shareholders. As a result of the implementation of this program, up until December 2003 options were generally granted as part of total compensation on an annual basis by the Board on the recommendation of the Committee to members of management (including executive officers) and other eligible employees in respect of each fiscal year based on their individual performance and Magna's performance during the prior fiscal year. In addition, in 2003 the Committee recommended for future option grants that the option term be reduced from 10 years to 7 years and that a specified portion of the net after-tax gain upon any exercise by senior management be retained as part of the ongoing share maintenance requirement for senior management. No option grants to executive officers in respect to fiscal 2004, 2005 or 2006 have been recommended by the Committee other than the options granted to Messrs. Hogan and Randa pursuant to employment commitments made relating to their commencement of employment with Magna in 2004 and 2006 respectively.

  The Committee has also considered various other equity or equity alternatives with the objective of increasing Magna equity ownership, encouraging potential participants to make a long-term commitment to Magna and ensuring certain basic corporate principles were followed both during and following employment. These arrangements were intended to supplement and/or replace annual option grants. After an extensive review with various external tax, legal, accounting and compensation advisors during fiscal 2002, the Committee recommended to the Board that Magna replace stock option grants as a form of long-term incentive compensation for Messrs. Galifi, Gingl and Wolf and implement a long-term retention arrangement involving the sale or award to each of them of restricted shares of Magna and its then public automotive subsidiaries. Under the proposed arrangements, Magna would utilize Class A Subordinate Voting Shares held by it or acquire Class A Subordinate Voting shares privately and/or on the TSX for subsequent sale or award to the individuals involved, subject to certain terms, conditions and restrictions. The restricted shares to be received would be released in equal amounts over a ten (10) year period following a qualifying period (generally three to five years), subject to satisfaction of the specified terms, conditions and restrictions which will be applicable both during the qualifying period and thereafter during the ten (10) year release period.

  The Board subsequently approved the Committee's recommendations in December 2002, following which the Board implemented the long-term retention arrangements for these individuals during fiscal 2003. In fiscal 2004 the Committee also recommended, and the Board approved, a second sale/award of restricted shares of Magna and its then public subsidiaries to Messrs. Galifi and Gingl in respect of fiscal 2003 and to Mr. Wolf in respect of fiscal 2003 and 2004. Subsequently, during fiscal 2005 the Committee recommended and the Board approved, a third sale/award of restricted shares of Magna to Messrs. Galifi and Wolf in respect of fiscal 2004. At the same time the Committee recommended and the Board approved, an award of Magna Class A Subordinate Voting Shares in the form of restricted shares to Mr. Walker following his appointment as a Co-Chief Executive Officer in April 2005. In addition, during fiscal 2006 the Committee recommended and the Board approved, a third sale/award of Magna Class A Subordinate Voting Shares in the form of restricted shares to Mr. Gingl in respect of fiscal 2004 and 2005.

  In addition, in fiscal 2005 and 2006 the Committee completed its consideration of various equity or equity alternatives, with the assistance of Towers Perrin, its external compensation advisors, and recommended that various forms of restricted share units (RSUs) be utilized in the future with respect to various levels of senior operational or corporate management, in addition to and/or in replacement of stock options and restricted shares. These recommendations were then implemented by Management under the supervision of the Committee.

  The implementation of these option, restricted share and RSU arrangements by Magna directly linked these individuals with other Magna shareholders, encouraged their creation of shareholder value and, in the case of restricted shares, acted as an incentive to retain them over the lengthy three to five year qualification period and the additional ten year release period. Refer to "Compensation of Executive Officers — Summary Compensation Table" and "— Restricted Shares and Restricted Share Units" above for details regarding the value of the restricted shares sold or awarded and the RSUs awarded as well as the terms, conditions and restrictions applicable to each.

  Employment Arrangements.    Magna generally utilizes written employment contracts with its executive officers to reflect the terms of their employment, including base salary, profit participation, termination, stock maintenance, confidentiality, non-solicitation and non-competition arrangements. Prior to the renewal and/or material amendment of each such contract, the Committee generally reviews the executive officer's compensation in the context of Magna's historical compensation philosophies and policies and relevant comparators as well as the officer's individual performance, with the objective of ensuring that such compensation is commensurate with Magna's performance and is primarily "at risk".

  Competitive Compensation.    In addition, the Committee also regularly conducts a review of total compensation of the executive officers with the assistance of external compensation consultants retained by the Committee, using compensation for a comparator group of North American companies. This ensures that Magna's historical approach to compensation as well as the compensation principles adopted by the Committee continue to be implemented with the objective of ensuring the continued competitiveness of total compensation for senior management.

        Messrs. Walker and Wolf assumed the role of the Co-Chief Executive Officers in April 2005. Their base salary, profit participation (incentive bonuses), long-term incentives and other compensation referred to in the Summary Compensation Table as well as the other terms and conditions of their employment were reviewed by the Committee. In order to attract Mr. Walker to rejoin Magna following the privatization of Intier on April 3,

2005, and to retain Mr. Wolf, the Committee recommended their appointments as Co-Chief Executive Officers. In reviewing their compensation, the Committee considered their reputations in the automotive components industry and other factors. Based on its review, the Committee recommended an increase in Mr. Wolf's annual incentive bonus in the form of an increased percentage of Magna's Pre-tax Profit Before Profit Sharing, subject to the increase being payable in the form of RSUs. As Co-Chief Executive Officer, the Committee recommended that Mr. Walker receive the standard US$110,500 Base Salary and the same percentage of Magna's Pre-tax Profit Before Profit Sharing as Mr. Wolf, with an additional award of US$10 million in Magna Class A Subordinate Voting Shares in the form of restricted shares as a long-term retention device. The Board subsequently approved their compensation following the recommendation of the Committee effective April 4, 2005.

        As part of its regular review during 2006, the Committee considered the benefits generally available to executive officers at North American companies, including access to corporate aircraft and facilities and other common personal benefits, as well as the complete absence of pension and other retirement benefits at Magna. The Committee also considered certain insurance arrangements, including the life insurance which had previously been put in place for Messrs. Walker and Gingl while employed by Intier and Tesma respectively. Following its review, the Committee approved the reimbursement on an after-tax basis of life insurance premiums for Messrs. Walker (subject to cancellation of the existing insurance policy) and Galifi and payment of life insurance premiums with respect to Mr. Wolf. The Committee also established the amounts to be charged with respect to personal use of corporate assets, including aircraft usage. Refer to "Compensation of Executive Officers — Summary Compensation Table" above. During its review the Committee concluded that the provision of life insurance benefits in the absence of meaningful life insurance and pension benefits and the provision of limited personal use of corporate assets was reasonable in the context of total compensation for these executive officers. There were no other changes in Base Salary, profit participation or long-term incentives for the Named Executive Officers with respect to fiscal 2006 and no option, restricted share (other than to Mr. Gingl) or RSU awards were made to any of them.

        Mr. Stronach's historical compensation reflects his special position as Magna's founder and architect of Magna's unique, entrepreneurial corporate culture. Until February 28, 1994, almost all of Mr. Stronach's compensation had been in the form of variable incentive bonus compensation paid to him as part of Magna's Corporate Management. As described above, since it was adopted in 1984, the Corporate Constitution has provided for the payment of incentive bonus compensation to Corporate Management of up to 6% of Magna's Pre-tax Profits before Profit Sharing in any fiscal year.

        As part of Magna's global expansion strategy, Mr. Stronach moved to Europe in early 1994 with the goal of replicating Magna's North American capabilities in Europe. At the time of this move, virtually all of Mr. Stronach's compensation had been variable incentive bonus compensation in the form of annual profit participation reflecting Magna's continued financial success. For Magna's most recent fiscal year prior to his move, Mr. Stronach had received annual incentive bonus compensation equal to 3% of Magna's Pre-tax Profits before Profit Sharing. At the time of his move to Europe, new arrangements were entered into by certain of Magna's European subsidiaries, initially with SCo and later with Mr. Stronach as well, under which SCo and Mr. Stronach provided business development and consulting services, including the coordination of global strategies, to certain European subsidiaries of Magna in exchange for annual fees paid by the contracting European subsidiaries. The Committee first reviewed these business development and consulting arrangements during fiscal 1994. Since then the Committee has reviewed the annual fees payable under these arrangements on an annual basis as well as all amendments to, extensions of and replacements for the arrangements that have occurred since 1994, primarily as a result of various corporate reorganizations. Although these annual fees are not part of the incentive bonus compensation available to Corporate Management under the Corporate Constitution, these fees and those paid to Mr. Stronach have continued to annually approximate 3% of Magna's Pre-tax Profits before Profit Sharing and, if combined with the incentive bonus compensation paid to Corporate Management (including the Named Executive Officers), have not exceeded on an annual basis the total 6% of Magna's Pre-tax Profits before Profit Sharing that is available to Corporate Management under the Corporate Constitution.

        Following the annual review conducted by the Committee in respect of arrangements for fiscal 2007, the Committee concluded that the arrangements which it considered and approved in respect of fiscal 2004, 2005 and 2006 should be continued. The Committee had recommended in March 2004 that the arrangements be continued but revised to reflect a direct linkage to Magna's Pre-Tax Profits before Profit Sharing and that a portion of the fees should be paid in North America. Accordingly, the Committee recommended at that time that: the arrangements be extended until December 31, 2004; the annual fees be set so that they aggregated 3% of Magna's Pre-tax Profits before Profit Sharing for fiscal 2004 (of which a minimum $1.5 million would be payable to Mr. Stronach personally for services provided to certain subsidiaries in Austria); and the total incentive compensation paid to Corporate Management for fiscal 2004, when combined with the fees paid under these arrangements, not exceed the 6% of Pre-tax Profits before Profit Sharing that is available for incentive bonus compensation to Corporate Management under the Corporate Constitution. In addition, the Committee recommended that approximately one-third of the total fees for fiscal 2004 be payable by Magna to Stronach Consulting Corp., an Ontario corporation controlled by Mr. Stronach, for various business services. These services included the coordination of global strategies being provided to Magna and its affiliates in North America and elsewhere outside Europe. By changing the aggregate annual fees payable to SCo, Stronach Consulting Corp. and Mr. Stronach from a fixed amount to a specified profit participation, the fees for fiscal 2004 were tied directly to the future profitability of Magna, consistent with the variable incentive compensation philosophy set out in the Corporate Constitution and with the objectives of the Committee as described above under "Incentive Compensation".

        During its review of these arrangements in respect of fiscal 2005, the Committee concluded that the arrangements put into place in respect of fiscal 2004 should be continued, with an increase in the annual fee payable to Mr. Stronach personally in Austria to $2.3 million, subject to the provision that if the total fees payable under these consulting arrangements in respect of fiscal 2005 were to exceed 3% of Magna's Pre-tax Profits before Profit Sharing for fiscal 2005 by reason of the minimum fee payable to Mr. Stronach directly for services provided to certain Austrian subsidiaries, Mr. Stronach would receive only a total of 3%. Mr. Stronach agreed with this. Following its review of these arrangements in respect of fiscal 2006, the Committee concluded that the arrangements put in place for fiscal 2005 should be continued, including the 3% maximum. As a result of the terms of these arrangements in respect of fiscal 2005 and fiscal 2006, the total compensation received by SCo, Stronach Consulting Corp. and Mr. Stronach directly for these fiscal years was less than in respect of fiscal 2004 reflecting the year-on-year decreases in Magna's Pre-tax Profits before Profit Sharing.

        During its review of these arrangements in respect of fiscal 2007, the Committee considered the continuing significant and strategic value to Magna of the services performed by and continuing to be performed by SCo, Stronach Consulting Corp. and Mr. Stronach directly, including the recruitment of new executive officers, the identification of new Chief Operating Officers, continued leadership in developing positive union relationships in North America and the related proposed Framework for Fairness, activities relating to the establishment and future expansion of Magna's business in Russia and product innovation, including new vehicle concepts. The Committee also considered the nature of arrangements put in place in respect of fiscal 2004, 2005 and 2006. As part of its review, the Committee continued to recognize that Mr. Stronach continued to have business activities unrelated to Magna, but that this does not detract from the quality and value of his ongoing contribution to Magna as he continues to make himself available whenever required to carry out the foregoing services to be provided by SCo, Stronach Consulting Corp. and himself to Magna and its affiliates. As a result "profit" continued to be the sole measure of performance, which was appropriate considering the nature of Magna's business and the automotive components industry and was consistent with Magna's historical approach to incentive compensation. The Committee considers that these arrangements are fair and in the best interests of Magna and that the fees involved continue to be justified by the value of the services provided

        The material terms and conditions of each of the contractual arrangements described above, including the fees paid for fiscal 2006 and the fees payable for fiscal 2007, were reviewed by the Committee and, following the recommendations of the Committee, approved by the Independent Directors as being fair and in the best interests of Magna.

        In addition to the consulting arrangements described above, Mr. Stronach receives a salary of $200,000 per annum for performing his duties as Chairman of Magna.

        Also refer to the "Compensation of Executive Officers — Summary Compensation Table" above and "Interests of Management and Other Insiders in Certain Transactions" below.

        Magna believes that its continued growth, strong balance sheet and significant cash position despite difficult industry conditions during fiscal 2006, position it for long-term growth in shareholder value, which justifies competitive financial rewards for executive officers which are substantially all contingent on Magna's continued profitability.

        The foregoing report is submitted by the Corporate Governance and Compensation Committee of the Board:

Edward C. Lumley (Chairman)	Michael D. Harris
Klaus Mangold	Royden R. Richardson

CORPORATE GOVERNANCE PRACTICES

        Magna has adopted certain structures, policies and procedures, in addition to its Corporate Constitution, to ensure that effective corporate governance practices are followed and the Board functions independently of Management. The Statement of Corporate Governance Practices contained in Appendix B describes Magna's approach to corporate governance, with specific reference to Magna's Corporate Constitution, which reflects Magna's historical commitment to effective corporate governance since its adoption in 1984, as well as to the applicable regulatory requirements, including the NYSE Listing Standards and governance guidelines reflected in National Policy 58-201-Corporate Governance Guidelines.

SHARE PERFORMANCE GRAPH

        The following graph compares the yearly total cumulative shareholder return (assuming reinvestment of dividends) for Cdn.$100 invested in Magna Class A Subordinate Voting Shares and Class B Shares on December 31, 2001, with the cumulative return of the S&P/TSX Total Return Composite Index during the five years ended December 31, 2002, 2003, 2004, 2005 and 2006.

Value of Cdn.$100 invested on December 31, 2001

Fiscal Years	December 31, 2002 ($)	December 31, 2003 ($)	December 31, 2004 ($)	December 31, 2005 ($)	December 31, 2006 ($)

Magna Class A	Cdn.89.00	Cdn.124.10	Cdn.119.80	Cdn.104.40	Cdn.119.00

Magna Class B	Cdn.89.30	Cdn.127.70	Cdn.127.20	Cdn.98.30	Cdn.114.00

S&P/TSX Total Return Composite	Cdn.87.60	Cdn.111.00	Cdn.127.00	Cdn.157.70	Cdn.184.90

        The total cumulative shareholders' return for Cdn.$100 invested in Magna's Class A Subordinate Voting Shares over the five years was Cdn.$119.00 and in Magna's Class B Shares was Cdn.$114.00, in each case compared to Cdn.$184.90 for the S&P/TSX Total Return Composite Index.

        On September 2, 2003, Magna spun-out MID. As a result of this, Magna Class A Subordinate Voting and Class B Shareholders received 0.5 of a MID Class A Subordinate Voting Share and 0.5 of a MID Class B Share, respectively, for each Magna Class A Subordinate Voting Share and Magna Class B Share, respectively, held by such shareholder. The total cumulative shareholders' return above assumes that shareholders sold the MID shares received by them at a price of Cdn.$31.85 and Cdn.$32.25 per share for the MID Class A Subordinate Voting Shares and MID Class B Shares, respectively, on the distribution date and re-invested the proceeds into additional Magna shares of the same class.

INTERESTS OF MANAGEMENT AND OTHER INSIDERS IN CERTAIN TRANSACTIONS

        Under a Consulting Agreement dated August 1, 1994 between Magna Investments S.A., a Belgian corporation and a direct subsidiary of Magna, and SCo, an associate of Mr. Stronach, SCo provides for an annual fee certain consulting services to Magna Investments S.A. and its subsidiaries and affiliates located in Europe (excluding those in Austria). As a result of a reorganization of Magna's subsidiaries in Europe, this

Consulting Agreement was assigned to New Magna Investments S.A., a Belgian corporation, effective July 26, 2001. This Consulting Agreement had an original term of five years ending July 31, 1999, with annual fees to be mutually agreed upon for each twelve (12) month contract period. The contract period was changed to the calendar year in 2002 and the original term was subsequently extended on an annual basis until December 31, 2005. During 2005 New Magna Investments S.A. merged into Intier Investments S.A. and another Belgian affiliate of Magna and subsequently changed its name back to New Magna Investments S.A. In March 2006 the term of this Consulting Agreement was further extended from January 1, 2006 to December 31, 2006 for an annual fee in an amount equal to one percent (1%) of Magna's Pre-tax Profits before Profit Sharing (less $1.15 million) for the contract period, such fee to be payable quarterly in arrears. For fiscal 2006 the annual fee was $8.0 million. In March 2007 the term of this Consulting Agreement was further extended from January 1, 2007 to December 31, 2007 for an annual fee in an amount equal to one percent (1%) of Magna's Pre-tax Profits before Profit Sharing (less $1.15 million) for the contract period, such fee to be payable quarterly in arrears. Refer to "Compensation of Executive Officers — Summary Compensation Table" above.

        Effective August 1, 1997 Magna Investments S.A. and SCo entered into a Business Development Agreement under which SCo provides for an annual fee certain business development services to Magna Investments S.A. and, on behalf of Magna Investments S.A., to certain of its European affiliates (excluding those in Austria) which have contracted with Magna Investments S.A. to develop business opportunities and provide certain other services on a global basis to achieve the global business development plan of each such Magna European affiliate. As a result of a reorganization of Magna's subsidiaries in Europe, this Business Development Agreement was assigned to New Magna Investments S.A. effective July 26, 2001. This Business Development Agreement had an original term of five years ending July 31, 2002, with annual fees to be mutually agreed upon for each twelve (12) month contract period. In March 2002 the term of the Business Development Agreement was extended for an additional five months from July 31, 2002 to December 31, 2002 and the original term was subsequently extended on an annual basis until December 31, 2004. As a result of a further reorganization of Magna's subsidiaries in Europe, the Business Development Agreement was assigned to Magna International Investments S.A., a Luxemburg corporation and direct subsidiary of Magna, effective April 1, 2004. In March 2005 the term of this Business Development Agreement was further extended from January 1, 2005 to December 31, 2005. In March 2006 the term of this Business Development Agreement was further extended from January 1, 2006 to December 31, 2006 for an annual fee in an amount equal to one percent (1%) of Magna's Pre-tax Profits before Profit Sharing (less $1.15 million) for the contract period, such fee to be payable quarterly in arrears. For fiscal 2006 the annual fee was $8.0 million. In March 2007 the term of this Business Development Agreement was further extended from January 1, 2007 to December 31, 2007 for an annual fee in an amount equal to one percent (1%) of Magna's Pre-Tax before Profit Sharing (less $1.15 million) for the contract period, such fee to be payable quarterly in arrears. Refer to "Compensation of Executive Officers — Summary Compensation Table" above.

        Effective August 1, 1997 Magna Holding AG, an Austrian corporation and an indirect subsidiary of Magna, and Mr. Stronach entered into a Consulting Agreement under which he provides for an annual fee certain business development and other services to Magna Holding AG and, on behalf of Magna Holding AG, to its subsidiaries and affiliates in Austria. As a result of a reorganization of Magna's subsidiaries in Europe, this Consulting Agreement was assigned to Magna Europa AG effective August 1, 1998. Magna Europa AG was subsequently transformed into Magna Steyr AG & Co. KG in fiscal 2001. Following a further reorganization of Magna's subsidiaries in Europe, this Consulting Agreement was further assigned to Magna International Europe AG, an Austrian corporation and indirect subsidiary of Magna, effective January 1, 2003. This Consulting Agreement had an original term of five years ending July 31, 2002, with annual fees to be mutually agreed upon for each contract period. The term of this Consulting Agreement was subsequently extended for an additional five months from July 31, 2002 to December 31, 2002 and the original term was subsequently extended on an annual basis until December 31, 2005. In March 2006 the term of this Consulting Agreement was further extended from January 1, 2006 to December 31, 2006 for an annual fee of $2.3 million for the contract period, such fee to be payable quarterly in advance. In March 2007 the term of this Consulting Agreement was further extended from January 1, 2007 to December 31, 2007 for an annual fee of $2.3 million for the contract period, such fee to be payable quarterly in advance. Refer to "Compensation of Executive Officers — Summary Compensation Table" above.

        Effective January 1, 2004 Magna entered into a Business Services Agreement with Stronach Consulting Corp. under which Stronach Consulting Corp. provides certain services to Magna and, on behalf of Magna, to its affiliates and associates located outside of Europe, for an annual fee in an amount equal to one percent (1%) of Magna's Pre-tax Profits before Profit Sharing for the contract period from January 1, 2004 to December 31, 2004. The term of this Business Services Agreement was subsequently extended until December 31, 2005. In March 2006, the term of this Business Services Agreement was extended from January 1, 2006 to December 31, 2006 for an annual fee in an amount equal to one percent (1%) of Magna's Pre-tax Profits before Profit Sharing, such fee to be payable quarterly in arrears. For fiscal 2006 the annual fee was $9.1 million. In March 2007, the term of this Business Services Agreement was extended from January 1, 2007 to December 31, 2007 for an annual fee in an amount equal to one percent (1%) of Magna's Pre-tax Profits before Profit Sharing, such fee to be payable quarterly in arrears. Refer to "Compensation of Executive Officers — Summary Compensation Table" above.

        The terms and conditions of each of the four contracts described above, including the fees paid in respect of fiscal 2006 and to be paid in respect of fiscal 2007, were reviewed by the Corporate Governance and Compensation Committee and approved by the Independent Directors as being fair and in the best interests of the Corporation. Refer to "Corporate Governance and Compensation Committee and Report on Executive Compensation — Report on Executive Compensation" above.

        Two trusts (the "Trusts") make purchases of Class A Subordinate Voting Shares and Class B Shares from time to time for transfer to the Canadian, U.S., U.K., German and Austrian equity participation and profit sharing plans, for transfer to employees in payment of bonuses or for sale to employees. During fiscal 2006 and 2005, the Trusts borrowed up to $77 million interest-free from Magna to facilitate the purchase of Magna Class A Subordinate Voting Shares, principally for transfer to the Canadian, U.S., U.K., German and Austrian equity participation and profit sharing plans. This indebtedness was $35 million at December 31, 2006.

        In December 2004 Magna entered into a new Preferred Access Agreement with a subsidiary of Magna Entertainment Corp. ("MEC") with respect to the facilities of the Magna Golf Club in Aurora, Ontario for a term of approximately ten (10) years commencing on January 1, 2004 and ending December 31, 2014 for an annual fee of Cdn. $5 million. On August 25, 2006 Magna purchased the net assets of the Magna Golf Club from a MEC subsidiary for total cash consideration of $46 million and terminated the Preferred Access Agreement.

        Magna also entered into a new Preferred Access Agreement with an Austrian subsidiary of MEC with respect to the facilities of the Fontana Golf and Sports Club in Oberwaltersdorf, Austria for a term of approximately ten (10) years commencing on April 1, 2004 and ending December 31, 2014 for an annual fee of €2.5 million. On November 1, 2006 a subsidiary of Magna purchased the Fontana Golf and Sports Club from a MEC subsidiary for total consideration of $38 million and terminated the Preferred Access Agreement.

        Each of the purchase transactions with MEC and its subsidiaries described above were reviewed by a special committee of the Board composed entirely of Independent Directors. Both transactions were subsequently approved by the Independent Directors following the review and unanimous recommendation by the special committee.

        In March 2006 Magna purchased real estate located in the United States from a subsidiary of MEC for a total purchase price of $5.65 million. This transaction was reviewed and approved by the Board.

        Magna and various of its subsidiaries lease land and buildings from MID under operating leases which Magna believes were effected on normal commercial terms at the time such leases were entered into. Rent and other related lease expenses paid by Magna and various of its subsidiaries to MID for fiscal 2006 were approximately $153 million. Magna expects that any future lease, construction or other arrangements with MID will be completed on arm's-length terms and conditions. Any material lease (including leases for new facilities, lease renewals and lease amendments for facility expansions), construction or other arrangements with MID are subject to review and approval by the Corporate Governance and Compensation Committee in advance of any commitments by Magna or any of its non-public subsidiaries to MID.

        During fiscal 2006 Magna Class A Subordinate Voting Shares were acquired for purposes of the long-term incentive arrangements for Mr. Gingl. Refer to "Compensation of Executive Officers — Summary Compensation Table" and "— Restricted Shares and Restricted Share Units" above.

OTHER MATTERS

Indebtedness of Directors and Executive Officers

        None of Magna's (or its subsidiaries') present or former directors, executive officers or employees were indebted at any time during 2006 to Magna or its subsidiaries in connection with the purchase of Magna's securities or securities of any of Magna's subsidiaries, excluding routine indebtedness or indebtedness that has been entirely repaid. As at the Record Date, the aggregate amount of indebtedness to Magna and its subsidiaries, incurred other than in connection with the purchase of securities of Magna or its subsidiaries, excluding routine indebtedness, was approximately $1.9 million in the case of present and former executive officers, directors and employees of Magna and its subsidiaries.

Directors' and Officers' Insurance

        Effective September 1, 2006, Magna renewed its directors' and officers' (Side A) liability insurance for a one year renewal period. This insurance provides, among other coverages, coverage of up to U.S.$270 million (in the aggregate for all claims made during the policy year) for officers and directors of Magna and its subsidiaries. This policy does not provide coverage for losses arising from the intentional breach of fiduciary responsibilities under statutory or common law or from violations of or the enforcement of pollutant laws and regulations. The aggregate premium payable in respect of the policy year September 1, 2006 to September 1, 2007 for the executive indemnification portion of this insurance policy was approximately $3.2 million.

Shareholder Proposals and Communications

        Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders to be held in calendar 2008 must be received by Magna at its principal executive offices for inclusion in its management information circular/proxy statement on or before March 11, 2008.

Contacting the Board of Directors

        Shareholders wishing to communicate with any Independent Director may do so by contacting Magna's Lead Director through the office of the Corporate Secretary at 337 Magna Drive, Aurora, Ontario, Canada, L4G 7K1, telephone (905) 726-7022.

Approval of Circular

        The Board has approved the contents and mailing of this Circular.

J. Brian Colburn Secretary March 29, 2007

Magna files an Annual Information Form with the Ontario Securities Commission and a Form 40-F with the United States Securities and Exchange Commission. A copy of Magna's most recent Annual Information Form, this Circular and the Annual Report containing Magna's consolidated financial statements and MD&A, will be sent to any person upon request in writing addressed to the Secretary at Magna's principal executive offices set out in this Circular. Such copies will be sent to any shareholder without charge. Copies of Magna's disclosure documents and additional information relating to Magna may be obtained by accessing the disclosure documents available on the internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. Financial information is provided in Magna's comparative consolidated financial statements and MD&A for fiscal 2006. For more information about Magna, visit Magna's website at www.magna.com.

APPENDIX A

TEXT OF ORDINARY RESOLUTION AUTHORIZING AMENDMENT OF STOCK OPTION PLAN

RESOLVED that the Amended and Restated Incentive Stock Option Plan of the Corporation (the "Stock Option Plan") be amended as follows:

1.
to delete in its entirety Section 5(a) and replace it with the following:

(a)
Term:

    The term during which an Option will be exercisable (the "Option Term") shall be fixed at grant. The Option Term shall not exceed ten (10) years, provided however, that if the Option Term of an Option granted to a Participant expires during, or within ten (10) Business Days after the expiration of, a Trading Blackout applicable to such Participant, then the Option Term shall be extended to the close of business on the tenth (10 th) Business Day following the expiration of the Trading Blackout applicable to such Participant. Each Option shall be subject to earlier termination as provided in Section 5(f). In this Plan:

    (i)
    "Business Day" means any day other than a Saturday or Sunday on which The Toronto Stock Exchange is open for trading; and

    (ii)
    "Trading Blackout" means any restriction on trading by a Participant in the Corporation's securities imposed by the Corporation.

2.
to delete in its entirety Section 9 and replace it with the following:

9.
Amendment, etc.:

(a)
Subject to regulatory approval, if required, approval of the shareholders of the Corporation shall be required for any of the following amendments to the Plan or to any awards granted under the Plan:

(i)
an increase in the number of Shares issuable under the Plan;

(ii)
a change from a fixed maximum number of Shares to a fixed maximum percentage of Shares issuable under the Plan;

(iii)
a reduction in the exercise price of any outstanding Options;

(iv)
cancellation of outstanding Options as part of an exchange for Options with a lower exercise price;

(v)
extension of an Option Term, except where the Option Term is extended because its expiry date would otherwise have:

(A)
fallen during a Trading Blackout; or

(B)
been accelerated due to the death, termination upon retirement, termination by reason of disability or otherwise of a Participant, provided however, that the Option Term cannot be extended beyond the end of the Option Term originally set at the time of grant;

(vi)
an amendment to the Plan to permit the grant of an Option with an Option Term which exceeds ten (10) years from the date of grant;

(vii)
an amendment to Section 5(e) (Transferability) hereof;

(viii)
an expansion of the class of Participants to whom Options may be granted under the Plan; and

(ix)
an amendment to the Plan which permits the grant of any other equity compensation rights which would result in the dilution of Magna shareholders,

A-1

    unless any such amendment to the Plan or any award under it arises as a result of the application of the anti-dilution provision in Section 7 hereof. All other amendments to the Plan or any award under it may be made by the Board or the Committee, as applicable, without shareholder approval in either case.

  (b)
  Subject to regulatory approval, if required, any amendments to the Plan or any award under it other than those set forth in Section 9(a), may be made by the Board or the Committee, at any time and for any reason. The Plan shall remain in effect until it is terminated by the Board. No Options may be granted under the Plan after its termination, but no amendment, revision, suspension, discontinuance or termination of the Plan shall, without the consent of a Participant, alter or impair his or her right or rights previously granted thereunder.

A-2

APPENDIX B

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

        Magna is a public company in Canada and the United States, with Class A Subordinate Voting Shares, Class B Shares and 6.5% Convertible Debentures listed on the Toronto Stock Exchange ("TSX") and Class A Subordinate Voting Shares listed on the New York Stock Exchange ("NYSE"). Magna is subject to regulation by the Canadian Securities Administrators ("CSA"), principally the Ontario Securities Commission ("OSC"), the United States Securities and Exchange Commission ("SEC"), the TSX and the NYSE. A discussion of Magna's corporate governance policies and practices as against the CSA's corporate governance guidelines (reflected in National Policy 58-201) follows below. Additional disclosure regarding Magna's Audit Committee, including certain disclosure required by MI 52-110F1, can be found in Magna's Annual Information Form dated March 29, 2007 which has been filed on SEDAR (www.sedar.com) and posted on the Corporate Governance section of Magna's website (www.magna.com). Additionally, the Audit Committee's Charter has been filed on SEDAR as an appendix to Magna's Annual Information Form dated March 29, 2006 and posted on the Corporate Governance section of Magna's website. The Corporate Governance section of Magna's website also contains a discussion of the differences between Magna's corporate governance practices and policies and the NYSE Listing Standards (reflected in Section 303A of the NYSE Listed Company Manual).

        The following describes Magna's approach to corporate governance and reflects the structures, policies and procedures, in addition to the Corporate Constitution, which ensure that effective corporate governance practices are followed and the Board functions independently of Management.

Primary Governance Documents
Magna has a number of charters, policies and other documents which support Magna's overall system of corporate governance, all of which are available on the Corporate Governance section of its website (www.magna.com), including the following:
	•	Articles of Arrangement, which contain the Corporate Constitution discussed below;
	•	By-Laws;
	•	Board Charter;
	•	Audit Committee Charter;
	•	Corporate Governance and Compensation Committee Charter;
	•	Health and Safety and Environmental Committee Charter;
	•	Nominating Committee Charter;
	•	Code of Conduct and Ethics;
	•	Corporate Disclosure Policy; and
	•	Health, Safety & Environmental Policy.
Corporate Constitution
In 1984, Magna's shareholders adopted its Corporate Constitution, which formalized corporate governance practices that had evolved over many years. The Corporate Constitution, as well as the various governance-related policies which preceded it, reflected Magna's efforts to strike a balance among its stakeholders — employees, managers and investors — by describing their respective rights and, in the case of Management, imposing certain responsibilities or disciplines. The specific inclusion of such policies in a Corporate Constitution, which has formed part of Magna's governing charter documents (Articles) and is therefore subject to enforcement by any shareholder, was (and continues to be) unprecedented to the knowledge of Management.

The Corporate Constitution defines the rights of Magna's stakeholders to participate in Magna's profits and growth, while at the same time subjecting Management to certain disciplines. The policies reflected in the Corporate Constitution include the following:
	•	A majority of the members of the Board must be individuals who are not officers or employees of Magna or any of its affiliates, nor persons related to any such officers or employees.
•
Magna shareholders are collectively entitled to annual dividend distributions which are not less than 20% of Magna's after-tax profits on average over a rolling three fiscal year basis and not less than 10% of Magna's after-tax profits with respect to each fiscal year (the "Dividend Policy").

•
Magna Class A Subordinate Voting shareholders may directly elect two directors if Magna fails to achieve a 4% return on capital on average over a rolling two fiscal year basis, or the dividends required under the Dividend Policy are not distributed.
•
Magna Class A Subordinate Voting and Class B shareholders, with each class voting separately, will have the right to approve any investment by Magna in an unrelated business in the event such investment together with all other investments in unrelated businesses exceeds 20% of Magna's equity (the "Investment Policy").
•
Certain specific distributions of pre-tax profits relating to employee profit participation (10%), to the support of social objectives (maximum 2%) and to research and development (minimum 7%) are required (the "Distribution Policy").
•
The aggregate incentive bonuses paid or payable to Corporate Management in respect of any fiscal year shall not exceed 6% of Magna's Pre-tax Profits before Profit Sharing (refer to "Corporate Governance and Compensation Committee and Report on Executive Compensation — Report on Executive Compensation" in the Circular).

A description of each of the foregoing policies is contained in Magna's Annual Report to Shareholders and its most recent Annual Information Form. The policies represent another aspect of Magna's unique, entrepreneurial corporate culture, in addition to the operational and compensation philosophies described in the Corporate Governance and Compensation Committee's Report on Executive Compensation (refer to "Corporate Governance and Compensation Committee and Report on Executive Compensation — Report on Executive Compensation" in the Circular) as well as the Employee Charter of Rights.
Board Mandate
The Board operates pursuant to applicable law, under which the Board is charged with the responsibility of managing or supervising the management of the business and affairs of Magna. In doing so, directors are required to act honestly and in good faith with a view to the best interests of Magna and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Board is also subject to the provisions of Magna's Board Charter, which serves to clarify the Board's role and responsibilities and sets out requirements relating to its size, composition and independence, the administration of the Board, committee structure, and oversight responsibilities concerning the compensation and evaluation of Management. The Board Charter assigns the Board principal responsibility for the following items:

Satisfying Itself as to the Integrity of Management — the Board discharges this responsibility through the appointment of Magna's Chief Executive Officers and other members of Corporate Management. Additionally, the Board previously adopted and the Corporate Governance and Compensation Committee oversees, the Code of Conduct and Ethics, which applies equally to Corporate Management, all other employees, as well as the Board. Breaches of the Code are reported to the Audit Committee, which maintains oversight responsibility for the handling of reported breaches. Both Committees are comprised entirely of Independent Directors.

Adoption of a Strategic Planning Process — prior to the commencement of, or in the first month of, each fiscal year, the Board participates in two meetings with Management. At the first meeting, specific product strategies and three-year business plans are presented by members of Management. This meeting is followed by a second meeting devoted solely to strategic planning in which future trends and risks over a three to ten year horizon are jointly identified. Capital expenditure projections for the following fiscal year are reviewed and a budget approved at the conclusion of the strategic planning meeting. Updates on industry trends, product strategies, new product developments, major new business, capital expenditures and specific problem areas/action plans are presented by Management and discussed as part of a management report at each regular quarterly Board meeting.

Identification and Management of Principal Risks — By means of both the annual strategy meeting and annual business plan meeting as well as quarterly updates by Management, the Board identifies and reviews with Management the principal business risks and receives reports of Management's assessment of and proposed responses to those risks as they develop in order to ensure that these risks are being appropriately managed. Additionally, both the Audit Committee and the Health and Safety and Environmental Committee play a role in identifying and implementing monitoring and other systems to deal with the risks which fall within their respective mandates. A discussion of some of the principal business risks Magna currently faces, as well as Magna's efforts to mitigate these risks, is contained in the "Industry Trends and Risks" section of Magna's MD&A contained in its Annual Report to Shareholders for the year ended December 31, 2006, as well as the Risk Factors section of Magna's Annual Information Form dated March 29, 2007.

Succession Planning and Appointment; Training and Monitoring of Executive Management — Magna's long-established policy of profit-based incentive compensation has continued to be implemented by the Corporate Governance and Compensation Committee at the corporate level in order to attract, retain and motivate skilled and entrepreneurial management and employees and to ensure that their level of compensation bears a direct relationship to management performance (as measured by profitability). Through its review of all officer appointments, particularly that of the Chief Executive Officers, the Board and the Corporate Governance and Compensation Committee are involved in management succession and manpower planning issues. The Chief Executive Officers also review management succession and development with the Corporate Governance and Compensation Committee as part of the annual Committee review process. While the responsibility for direct training has traditionally been left to Management, the Board satisfies itself that the necessary levels of skill and experience exist when reviewing and making appointments.

Maintenance of an Effective Communications Policy with Magna's Stakeholders — The Board has ensured that a program is in place to effectively communicate with Magna's stakeholders, including shareholders, employees and the general public. This program includes Magna's Corporate Disclosure Policy, pursuant to which Magna has designated certain authorized spokespersons to communicate with the public on its behalf, and a Corporate Disclosure Committee which reviews all material public disclosures. A copy of this Corporate Disclosure Policy is available on Magna's website (www.magna.com). Under this policy, Magna's investor relations personnel are responsible for responding to all shareholder and analyst communications and for the operation of its investor communications program. This program includes quarterly open conference calls/webcasts to present the financial results for each quarter and the complete fiscal year. Presentations are made at each Annual Shareholders Meeting which explain Magna's business results for the prior fiscal year and business objectives and strategies for the future. Management reports quarterly to the Board on the financial markets and major shareholder activity. The Board reviews and approves all material investor communications, including press releases involving the dissemination of quarterly financial information and all material regulatory disclosure documents. The Board and Management also place great emphasis on Magna's employee communications program, which is administered by Magna's Human Resources Department, particularly the management of its unique Employee Charter. This program includes monthly employee communications meetings, the publication of a monthly newsletter (Magna People) and an employee annual report as well as the maintenance of an employee Hotline, the Good Business Line, divisional employee advocates and divisional fairness committees to directly address individual employee concerns.

Ensuring that Effective Systems Are in Place to Monitor the Integrity of Internal Control and Management Information Systems — The Board, through the Audit Committee (which oversees the activities of Magna's Internal Audit Department) and Health and Safety and Environmental Committee, assumes responsibility for ensuring that effective systems are in place to monitor the integrity of Magna's internal control and management information systems in their delegated areas. Both the Audit Committee and Health and Safety and Environmental Committee meet at least quarterly. In addition to its regular audits of Magna's divisions, the Internal Audit Department has reviewed and tested Magna's internal controls in connection with Management's certification of internal controls for purposes of MI 52-109 and Section 404 of SOX. The Audit Committee receives updates on and reviews the status of Magna's internal controls over financial reporting at each Committee meeting.

Developing Magna's System of, and Overall Approach to, Corporate Governance — The Board has developed Magna's system of and approach to corporate governance, as reflected in the Board Charter and the various Committee Charters, and it monitors and implements necessary changes based on the recommendations of the Corporate Governance and Compensation Committee.

The Board Charter also identifies specific matters which the Board is responsible for approving. These matters are in addition to any matters the Board is specifically required to approve under applicable law and include:
• interim and annual financial statements;
• strategic plans, business plans and capital expenditure budgets;
• raising of debt or equity capital and other major financial activities;
• hiring, compensation and succession for Chief Executive Officers and other members of Corporate Management;
• major organizational restructurings;
• material acquisitions and divestitures; and
• major corporate policies.
The Board Charter is reviewed annually by the Corporate Governance and Compensation Committee, which recommends to the Board any changes the Committee believes is advisable.
Board Composition	The Board currently consists of 12 directors, 8 of whom (or 67%) are independent, including the Lead Director, Mr. Lumley.
Independent: William H. Fike, Michael D. Harris, Edward C. Lumley, Klaus Mangold, Donald Resnick, Royden R. Richardson, Franz Vranitzky and Lawrence D. Worrall
Non-Independent: Manfred Gingl, Frank Stronach, Donald J. Walker and Siegfried Wolf

The Corporate Governance and Compensation Committee has been delegated the responsibility of reviewing Director independence and making recommendations to the Board with respect to each Director's independence, following which the Board makes a determination of each Director's independence. Information collected from Directors through questionnaires and other sources provides the information required to determine the nature and extent of each Director's relationships, if any, with Magna and its controlling shareholder. The definition of independence contained in the CSA's National Instrument 58-101, National Policy 58-201 and Multilateral Instrument 52-110 is applied to the specific circumstances of each Director to determine his independence. This definition looks to the existence of a material relationship between the Director and Magna in order to determine whether the Director is able to exercise independent judgment. The definition of independence utilized by NYSE is also applied.

In determining the independence of the eight Independent Directors, the Board considered the following:
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Mr. Fike is a former Vice-Chairman of Magna, but has not been employed by, or performed consulting services for, Magna in over five years. As a result, the Board has determined Mr. Fike to be independent.
•
Mr. Harris is a consultant and advisor to a law firm which provides some minor legal services to Magna from time to time. The Board has determined Mr. Harris to be independent on the basis that the services provided by such law firm are not material to either Magna or the law firm.
•
The investment banking firm which employs Mr. Lumley performs some banking and investment banking services for Magna from time to time. Since these assignments are made on a competitive basis and/or as part of a syndicate and are approved by the Board (with Mr. Lumley having declared his interest and abstained from voting) and are not material to either Magna or the investment bank, the Board has determined Mr. Lumley to be independent.

Mr. Lumley previously served as a director and as the Chair of the Corporate Governance, Human Resources and Compensation Committee of Magna Entertainment Corp. until April 30, 2006. Frank Stronach is the Chairman and a director of Magna Entertainment. Additionally, Mr. Stronach is a trustee and member of the class of potential beneficiaries of the Stronach Trust, which indirectly owns a controlling interest in MI Developments Inc., which in turn owns a controlling interest in Magna Entertainment. Certain other entities associated with Mr. Stronach also own shares of Magna Entertainment. The Board has determined Mr. Lumley to be independent on the basis that he declared his interest and abstained from voting on any matter in respect of which he had a conflict of interest while he was a director of Magna Entertainment.
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Mr. Mangold was formerly a member of the Board of Management of Magna's largest customer, DaimlerChrysler AG, until December 2003 and currently provides consulting services to it. The Board believes that Dr. Mangold's past and present relationship with DaimlerChrysler is beneficial for Magna because of the industry experience, insight and contacts gained and has determined that this relationship will not interfere with his independent judgment.
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Mr. Worrall was formerly employed by General Motors, Magna's second largest customer until June 2000, however, the Board believes that such past relationship is beneficial for Magna due to the industry experience, insight and contacts gained. Mr. Worrall served as an independent director and Chair of the Audit Committee of Intier Automotive Inc., one of Magna's former "spinco" public subsidiaries until April 3, 2005. The Board believes that Mr. Worrall's service as an independent director on Intier's Board and his former relationship with General Motors are beneficial for Magna and do not affect Mr. Worrall's independence.
•	Messrs. Resnick, Richardson and Vranitzky do not have relationships with Magna, other than as directors.

Each of Messrs. Gingl, Walker and Wolf are considered to be non-independent since they hold executive management positions with Magna. Mr. Stronach is considered to be non-independent since he is an officer of Magna, an associate of Stronach & Co. and Stronach Consulting Corp., firms which provide consulting services to certain Magna affiliates, and a trustee and a member of the class of potential beneficiaries of the Stronach Trust, which indirectly owns Class B Shares carrying a majority of the votes attaching to Magna's Class A Subordinate Voting Shares and Class B Shares.

Since none of the Independent Directors have an interest in or relationship with the Stronach Trust, Magna believes that the composition of the Board appropriately reflects the investment in Magna by shareholders other than the Stronach Trust.

In addition to our current directors, Mr. Louis Lataif has been nominated for election at our Annual Meeting to be held on May 10, 2007. The Board has determined that, since Mr. Lataif is not standing for re-election to the Magna Entertainment Board at its annual meeting to be held on May 9, 2007, Mr. Lataif will be an Independent Director as he has no material relationships with Magna.

From time to time, a Director may have a conflict of interest with respect to a matter being decided by the Board. In such instances, the conflicted Director is required to declare his interest and abstain from voting on the matter before the Board. In instances where a Director may be involved in a material transaction with Magna, securities rules and regulations relating to related party transactions (including such things as the formation of a special committee comprised solely of Independent Directors, obtaining a formal valuation, circulation of a proxy circular and the holding of a special meeting and obtaining minority shareholder approval) are complied with as applicable.
Board Chair and Lead Director
Magna's Chairman, Frank Stronach, is considered an associate of Magna as a result of his relationship with the Stronach Trust. In order to ensure that the Board successfully carries out its duties, the Board appointed Mr. Lumley as Lead Director in 2003. Mr. Lumley's duties as Lead Director include representing Magna's Independent Directors in discussions with senior management on corporate governance issues and other matters, assisting in ensuring that the Board functions independently of management and performing such other duties and responsibilities as are delegated by the Board from time to time. The Lead Director position has existed since 1996.
Board and Director Meetings
The Board acts through regularly scheduled meetings which are held on a quarterly basis, with additional meetings scheduled as required and separate planning and corporate strategy meetings held annually. The Board met nine (9) times in 2006 with additional communication between senior management and the Board between meetings on an informal basis and through Committee meetings. For Director attendance records, please refer to the section of the Circular titled "Business of the Annual Meeting — Board of Directors".
The Independent Directors meet separately at every meeting of the Board and the Independent Directors on each Committee meet separately at every Committee meeting.
Board Committees
Magna has four standing Board Committees — the Audit Committee, the Corporate Governance and Compensation Committee, the Health and Safety and Environmental Committee and the Nominating Committee. From time to time, the Board has established special committees composed entirely of Independent Directors to review and make recommendations on specific matters.
Audit Committee

The Audit Committee is composed of Messrs. Donald Resnick (Chairman), Royden R. Richardson and Lawrence D. Worrall, all of whom are Independent Directors. All of the members of the Audit Committee are considered by the Board to be "financially literate" within the meaning of such term under MI 52-110 and for the purposes of the NYSE Listing Standards. The Chairman of the Audit Committee and Mr. Worrall are considered by the Board to be "financial experts" within the meaning of such term in the rules of the SEC under the Sarbanes-Oxley Act of 2002.

The Audit Committee operates pursuant to Magna's by-laws and the Committee's written charter. Pursuant to the Audit Committee Charter, the Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities to Magna shareholders with respect to:
• the integrity of Magna's financial statements and the financial reporting process;
• Magna's compliance with legal and regulatory requirements;
• the qualifications and independence of Magna's independent Auditor;

• the performance of Magna's Internal Audit Department as well as the independent Auditor; and
• the preparation of the Audit Committee Report in Magna's proxy circulars, including the Audit Committee Report contained in this Circular.

The Audit Committee has established a process for the review and pre-approval of all services and related fees to be paid to the independent Auditor, pursuant to which, the Audit Committee pre-approved fees for fiscal 2006 and 2007.

The Audit Committee annually reviews and reassesses the adequacy of its Charter. In February 2006, the Committee proposed minor revisions to its existing Charter to clarify several provisions, which revisions were approved by the Corporate Governance and Compensation Committee and the Board in March 2006. The full text of the charter is available on the Corporate Governance section of Magna's website (www.magna.com), is attached as a schedule to Magna's Annual Information Form dated March 29, 2006 and has been filed on SEDAR (www.sedar.com).
The Audit Committee met six (6) times during fiscal 2006.
Corporate Governance and Compensation Committee ("CGCC")
The CGCC is composed of Messrs. Edward C. Lumley (Chairman), Michael D. Harris, Klaus Mangold and Royden R. Richardson, all of whom are Independent Directors.
The CGCC operates pursuant to Magna's by-laws and the Committee's written charter. Pursuant to the Corporate Governance and Compensation Committee Charter, the CGCC is responsible for:
• developing Magna's overall system of corporate governance;
• monitoring compliance with applicable corporate governance requirements;
• assessing the Board's effectiveness in governance matters; and
• generally making recommendations to the Board with respect to corporate governance.

The CGCC also reviews and makes recommendations to the Board with respect to compensation for Corporate Management, as well as incentive and equity compensation generally, administers certain aspects of Magna's stock option plan and pension plan and makes recommendations to Management with respect to management succession planning.

The CGCC annually reviews and reassesses the adequacy of its charter. In March 2006, the CGCC and the Board approved minor revisions to the CGCC Charter. The full text of the revised charter is available on the Corporate Governance section of Magna's website (www.magna.com).
The CGCC met seven (7) times during 2006.

Health and Safety and Environmental Committee ("HSEC")

The HSEC is composed of Messrs. Donald Resnick (Chairman) and Royden R. Richardson, both of whom are Independent Directors. The HSEC operates pursuant to a written charter, under which the Committee has responsibility of ensuring that: health, safety and environmental policies, procedures and programs are developed and implemented and the principles set forth in Magna's Employee's Charter and Health and Safety and Environmental Policy are met; assisting the Board and management in respect of the review of compliance by Magna and its subsidiaries with health, safety and environmental laws and regulations, as well as internal policies, procedures and programs established by Magna; and ensuring that a proper system is in place to conduct and to review environmental and health and safety audits and assessments. The HSEC works directly with Magna's environmental and human resources management teams to ensure that management systems are in place to minimize environmental, health and safety risks and to ensure the existence of appropriate controls in such areas. The HSEC reports to the Board as material matters arise, but not less than annually.

The HSEC annually reviews Magna's Health and Safety and Environmental Policy and recommends changes to such policy, if any, to the Board. On February 26, 2007, Magna's Board approved the Health and Safety and Environmental Committee Charter, the full text of which is available on the Corporate Governance section of Magna's website (www.magna.com).
The HSEC met four (4) times during 2006.
Nominating Committee

The Nominating Committee is composed of Frank Stronach (Chairman), Edward C. Lumley, Klaus Mangold and Royden R. Richardson, the latter three of whom are Independent Directors. The Nominating Committee identifies the skills and experience required by Magna for future members of the Board, considers potential candidates and makes recommendations to the Board regarding candidates for election to the Board.

The Nominating Committee was established in March 2006 and has met twice to review the current composition of, and consider making recommendations to, the Board regarding composition and potential candidates. The Nominating Committee was satisfied that the existing Board members in aggregate had the necessary skills and experience required by Magna to appropriately carry out the Board's mandate in the current business environment; however, since three (3) independent directors indicated that they would not stand for re-election, the Nominating Committee identified one (1) independent director (Mr. Louis E. Lataif) to replace them and has recommended to the Board that he be nominated for election at the Annual Meeting.
Special Committees

From time to time the Board has established special committees composed entirely of Independent Directors to review and make recommendations on specific matters. A special committee was established in June 2006 to review and make recommendations to the Board regarding the potential purchase of the Magna Golf Club and/or the Fontana Golf and Sports Club. This special committee subsequently recommended, and the Independent Directors approved, that Magna (through one or more subsidiaries) purchase both Golf Clubs and terminate both existing Access Agreements. See "Interests of Management and Other Insiders in Certain Transactions" in the Circular.

Position Descriptions
The Board currently does not have separate written position descriptions for the Lead Director, the Chairman of the Board or the Chairmen of the Board's Committees; however, the Audit Committee Charter and the Corporate Governance and Compensation Committee Charter each contain a section outlining the role of the Chair of such Committee. The role of each of the Lead Director and Chairman of the Board is delineated in part through the Board Charter, which contains a description of the role of the Lead Director, and the various Committee Charters or authorizing resolutions. Additionally, there is a clear understanding of the roles and responsibilities among the Lead Director, the Chairman of the Board, the Chairmen of the Board Committees and Management, based on historical practice and legal precedent.

The Board has not developed formal position descriptions for the Chief Executive Officers, however, there is a clear understanding between Management and the Board through historical Board practice and accepted legal practice that all transactions or other matters of a material nature must be presented by management for approval by the Board. Additionally, as previously indicated, the Board has also adopted a Board Charter setting forth specific items which require Board approval.
Orientation and Continuing Education
Magna ensures that new Board recruits are provided with a basic understanding of Magna's business, as well as its Board and Committee structure, to assist them in contributing effectively from the commencement of their election by shareholders or appointment by the Board, as applicable. This includes an orientation manual as well as the opportunity for each new member to meet with senior management and operational personnel and to visit manufacturing and other facilities. Following their election or appointment to the Board, Board members accept standing invitations to visit operational facilities and engage in discussions with individual corporate or operational managers. In addition, Board members are encouraged to participate in programs provided by the Institute of Corporate Directors (ICD) and others as well as to participate in educational programs provided by the ICD and attend the ICD Corporate Governance College at the University of Toronto or the equivalent program at McMaster University. Messrs. Resnick and Richardson have participated in ICD and other "audit" related programs and Mr. Harris has completed the ICD Corporate Governance College program under Magna's sponsorship.
Ethical Business Conduct	Magna has adopted a Code of Conduct and Ethics ("Code"), a copy of which is available on the Corporate Governance section of Magna's website. The Code addresses a number of issues, including:
	•	employment practices and workers' rights;
	•	compliance with law;
	•	conducting business with integrity, fairness and respect;
	•	fair dealings with customers and suppliers;
	•	accurate financial reporting;
	•	the conduct of senior financial officers;
	•	improper securities trading;
	•	public disclosures of material information;
	•	compliance with antitrust and competition laws;
	•	environmental responsibility and occupational health and safety;
	•	conflicts of interest;
	•	protection of employees' personal information and protection by employees' of Magna's confidential information; and
	•	observance of Magna's corporate policies.

The Code applies equally to all of Magna's directors, officers and employees. Any director or executive officer who requires a waiver from any provision of the Code must obtain it from the CGCC, and any waiver granted to a director or executive officer will be publicly disclosed as required by applicable law. Any employee (other than an executive officer) who requires a waiver from any provision of the Code must obtain it from Magna's General Counsel, Corporate Secretary. To date, no waivers have been sought or granted in respect of the Code.

Magna has also adopted a whistleblowing hotline, referred to as the Good Business Line. The Good Business Line is accessible by stakeholders (including employees, customers, suppliers and others) for the reporting of accounting irregularities, fraud, bribery, kickbacks, insider trading, violations of the Code and other similar matters. Magna's Audit Committee maintains oversight of the Good Business Line with complaints submitted through it being investigated by the Internal Audit Department.

The Code is reviewed annually by the CGCC and compliance with the Code is monitored by such Committee. Over the years, Magna has implemented a number of mechanisms which could serve to bring breaches or potential breaches of the Code to the attention of Management, including the Employee Hotline, Good Business Line, Fairness Committees and Employee Advocates. To the extent that any breaches of the Code are identified, Management is required to inform the CGCC.
Nomination of Directors
In March 2006, the Board established a Nominating Committee comprised of a majority of Independent Directors, including the Lead Director. Based on the recommendations of the Nominating Committee, the Board determines the individuals proposed for election at Magna's Annual Meeting of Shareholders. Please refer to "Board Committees — Nominating Committee" above in this Appendix.
Compensation
The Independent Directors are currently paid certain annual retainer, per meeting and other fees referred to in the Circular under "Board and Board Compensation — Board Compensation". In addition, Independent Directors are entitled to receive a grant of options in respect of 5,000 Class A Subordinate Voting Shares upon appointment or election to the Board. The form and adequacy of these compensation levels are reviewed every two years relative to comparator companies of similar size and global presence, both within and outside the automotive industry, in order to determine the appropriate level of compensation which realistically reflects the responsibilities and risks involved in serving as a Board member. These fees were last revised effective January 1, 2006.
Assessments	All of Magna's Directors are sent board effectiveness questionnaires which include items assessing:
• the Board's role and responsibilities;
• Board organization and operations;
• Board effectiveness; and
• each of the Board's Committees.

Included in the questionnaires are self-assessment questions relating to Directors' performance on the Board and, where applicable, on Board Committees. These questionnaires are summarized, with the summary results presented to the Corporate Governance and Compensation Committee and the Board as a whole. In addition, each Director's questionnaire and the summary results are reviewed with him by the Lead Director. Feedback from the questionnaires is returned to the Lead Director and the Corporate Governance and Compensation Committee so that it can determine how to address any issues identified.

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NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
MANAGEMENT INFORMATION CIRCULAR/PROXY STATEMENT
SHARES, VOTES AND PRINCIPAL SHAREHOLDERS
HOW TO VOTE YOUR SHARES
BUSINESS OF THE ANNUAL MEETING
BOARD AND BOARD COMPENSATION
AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT
COMPENSATION OF EXECUTIVE OFFICERS
CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE AND REPORT ON EXECUTIVE COMPENSATION
CORPORATE GOVERNANCE PRACTICES
SHARE PERFORMANCE GRAPH
INTERESTS OF MANAGEMENT AND OTHER INSIDERS IN CERTAIN TRANSACTIONS
OTHER MATTERS
APPENDIX A TEXT OF ORDINARY RESOLUTION AUTHORIZING AMENDMENT OF STOCK OPTION PLAN
APPENDIX B STATEMENT OF CORPORATE GOVERNANCE PRACTICES